UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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SEZZLE INC.
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Letter from our Executive Chairman and Chief Executive Officer

Dear Fellow Shareholders,

We started this journey with a simple belief: consumers deserved a better way to pay, one that was flexible, responsible, and aligned with their financial lives. What we did not fully appreciate at the outset was how much that belief could compound. Not only in revenue, subscribers, or net income, but in what it would teach us about building a business meant to endure.

2025 marked our tenth year. It was also, in many ways, our most instructive.

Over the past decade, we have learned that durable businesses are not built on momentum alone. They are built on feedback loops: testing, learning, refining, and compounding. In 2025, that lesson became especially clear.

Proving the Model, Sharpening the Focus

2025 marked the first full year of operating under our bank sponsorship model. That model helped us unify our product nationally, unlocked the ability to launch On-Demand, and expanded the ways we can serve consumers in their everyday financial lives. This foundation matters not only for what it enabled in 2025, but for what it makes possible in the years ahead.

On-Demand was one of the most important product tests that followed. We launched it with a mission to lower the barrier to entry for new consumers, strengthen our position with enterprise merchants, and create a broader entry point into the Sezzle ecosystem.

Just as important as launching the product was how we evaluated it. We invested in On-Demand, studied the data closely, and let the lifetime value profile guide our decisions. By mid-year, the data made the path forward clear and reinforced what we had believed for some time: there is a meaningful difference between a consumer who uses Sezzle when it appears at checkout and one who has made Sezzle their default option through subscription. The first is a transaction. The second is a relationship. Our subscription model is designed to deepen that relationship and make Sezzle a top-of-wallet choice.

That experience reflects a core principle of how we operate this business. We are willing to test, invest, learn, and pivot when the facts warrant it. In this case, the result was a stronger conviction about where we believe the highest lifetime value resides and the greatest return on investment lies. We shifted our focus back toward subscription growth, while retaining On-Demand as an option for consumers for whom a subscription is not the right fit. From a low of 481,000 subscribers in the first quarter, we grew to nearly 670,000 by year-end, representing a nearly 40% increase. And On-Demand users grew at a similar pace over the same period. The pivot did not come at the expense of total engagement. It deepened it.

Building the Everyday App

In 2025, consumer engagement deepened well beyond the checkout button. Shoppers who came to Sezzle for payments increasingly engaged with our Earn Tab, Product Marketplace, Price Comparison tool, Browser Extension, and other features that added value beyond checkout. Each layer strengthened engagement, and the engagement compounded over time.

The impact is clear. Monthly app sessions grew 51% year-over-year in December, and our Earn Tab is generating approximately $1 million in monthly revenue. Together, these results reinforce a broader point: consumers want more from Sezzle than just a checkout button.

That engagement laid the groundwork for the next phase of our evolution. In 2026, we moved beyond our Pay-in-4 roots in checkout with Pay-in-5, Sezzle Mobile, SezzleCash, and Sezzle Send. SezzleCash gives eligible subscribers access to short-term liquidity, while Sezzle Send brings peer-to-peer payments into the Sezzle ecosystem. Together, these products give consumers more reasons to engage with Sezzle and move us closer to our vision of building an all-in-one financial platform.

Underpinning all of this is AI. We consume it across the business, but what makes us different is that we are also building it. Proprietary systems, embedded underwriting models, internal data tooling, and automation enable our Sezzlers to do more than ever before. That combination is what allows our lean team to operate above its weight, and helps bridge the gap between what consumers are asking for and how fast we can deliver it.

Scaling with Discipline

The combination of deeper consumer relationships and stronger operational leverage is what ultimately drives the financial performance we are proud to share.

In 2025, we delivered $133.1 million in net income, a 70% increase year-over-year, and generated $209.9 million in cash from operations. That financial strength gives us the flexibility to invest in growth while also returning capital to shareholders. In 2025 we executed a 6-for-1 stock split, completed our $50 million share repurchase program, and announced a new $100 million share repurchase authorization. These actions reflect our strategy for a durable cash-generating business and our commitment to long-term shareholder value.

That momentum has carried into 2026. Since initially setting our outlook for the year, we have raised our financial guidance multiple times as the core business has continued to outperform our expectations. Importantly, this outlook reflects the strength of our existing business and does not include the contribution from SezzleCash and Sezzle Send, which we recently launched. A strong foundation is in place, and we are building for the upside.

What We Are Building Toward

The first ten years were about proving the model: that this business could be profitable, disciplined, and aligned with the consumers it serves. Our focus over the next ten years is deepening that relationship and expanding how we support our consumers every day.

Supporting that ambition also means continuing to strengthen the infrastructure beneath our platform. With this goal in mind, we are pursuing a national bank charter, an important step in our long-term strategy to create a more durable and scalable foundation for Sezzle. Subject to regulatory approval, we believe a national bank charter can provide flexibility as we expand our product suite, deepen our consumer relationships, and continue building for the long term.

Our confidence in that next chapter comes from what we have already built: a platform with a devoted consumer base engaging well beyond payments, a business model that is designed to generate enough cash to fund its own growth while returning capital to shareholders, and a team that knows how to pivot and move fast without losing discipline. That combination is rare, and we do not take it for granted.

None of what we accomplished in 2025 happened by accident. It happened because of the Sezzlers who show up every day with the talent, drive, and belief in what we are building. I want to thank every one of them.

To you, our shareholders, and especially those who have been with us since the early days: thank you for the trust you placed in us long before the results were visible. A decade in, we are still building with the same hunger with which we started. That passion is never going to change.

Sincerely,

Charles Youakim
Executive Chairman and Chief Executive Officer

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON
THURSDAY, NOVEMBER 19, 2026 AT 2:00 PM (U.S. EASTERN TIME)

TO THE STOCKHOLDERS OF SEZZLE INC.:
Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Sezzle Inc. (the “Company”) will be held on Thursday, November 19, 2026 at 2:00 PM (US Eastern Time), via virtual meeting conducted exclusively online via live webcast at meetnow.global/M5GSLDV, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.The election of five directors named in the Proxy Statement to serve until the next annual election and their successors are duly elected and qualified;
2.The ratification of the Audit & Risk Committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.The advisory vote to approve executive compensation; and

4.The transaction of any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Pursuant to due action of the Board of Directors, stockholders of record on Tuesday, September 29, 2026 at 5:00 p.m. (US Eastern Time) will be entitled to vote at the Annual Meeting or any postponements or adjournments thereof.

This Notice is accompanied by a Proxy Statement, a Proxy Form, and Voting Instructions Form, which all form part of this Notice.

The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available to you on the Internet. To view the proxy materials on the Internet, visit investors.sezzle.com.

These proxy materials are being made available or distributed to you on or about October 9, 2026. We encourage you to review all of the important information contained in the proxy materials before voting.

By Order of the Board of Directors

Charles Youakim
Executive Chairman and Chief Executive Officer

Minneapolis, Minnesota
October 9, 2026

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2026 AT 2:00 PM (U.S. EASTERN TIME)

IMPORTANT INFORMATION

Record Date

You are entitled to notice of, and to vote at, the Meeting (and any adjournment or postponement thereof) if you were a Stockholder on Tuesday, September 29, 2026 at 5:00 p.m. (US Eastern Time) (the Record Date).

Voting by Proxy

Whether or not you plan to participate in the virtual Meeting, you can ensure that your shares are represented at the Meeting by promptly completing, signing and returning the Proxy Form or voting and submitting your Proxy Form online, in each case in accordance with the instructions on the Proxy Form, as soon as possible. If you later decide to participate in the virtual Meeting, you may withdraw your proxy and vote in person via the webcast.

Electronic Copy

An electronic copy of this Notice and accompanying documents is available on the Company’s website at investors.sezzle.com.

Virtual Meeting

This year’s Annual Meeting will be conducted virtually using an online meeting platform accessible at meetnow.global/M5GSLDV. You will not be able to attend the Annual Meeting in person.

You are entitled to attend the virtual Annual Meeting only if you were a Company stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting.

You must log into the online Annual Meeting platform to attend the Annual Meeting. By attending the Annual Meeting online, you will be able to:

•hear the Annual Meeting discussion and view presentation slides;
•submit written questions while the Annual Meeting is progressing; and
•vote during the Annual Meeting.

We recommend logging into the online platform, meetnow.global/M5GSLDV, at least 15 minutes prior to the scheduled start time for the Annual Meeting using the control number on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote via the Internet or by mail prior to the Annual Meeting.

Stockholders are also encouraged to submit any questions in advance of the Annual Meeting to the Company. Questions must be submitted in writing to the Company by email to investorrelations@sezzle.com at least 48 hours prior to the Annual Meeting.

Stockholders will also have the opportunity to submit written questions during the Annual Meeting in respect to the formal items of business, however it would be preferable for questions to be submitted to the Company in advance of the Meeting. In order to ask a question during the Annual Meeting, please follow the instructions from the Chairman.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.

IMPORTANT: To ensure that your shares are represented at the Annual Meeting, please vote your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or applicable voting instruction form to the address specified. If you attend the meeting, you may choose to vote online during the virtual Annual Meeting even if you have previously voted your shares, except that beneficial owners may only instruct their broker, bank or other holder of record to vote on their behalf by following the instructions on the enclosed applicable voting instruction form. Beneficial owners may not vote online at the Annual Meeting unless a valid proxy has been obtained from their broker, bank or other holder of record, as the case may be, with respect to their ownership interests.

Proxy Summary

Annual Meeting

Date and Time:	Location:	Record Date:
November 19, 2026 2:00 PM (U.S. Eastern Time)	meetnow.global/M5GSLDV	September 29, 2026

Items of Business

Item	Board Recommendation	Page
Proposal One: Election of Directors	FOR each Director Nominee	17
Proposal Two: Ratification of Independent Accounting Firm Selection	FOR	18
Proposal Three: Advisory Vote to Approve Executive Compensation	FOR	21

How to Vote

By Mail	Online	During the Meeting
Sign, date and return your proxy card in the enclosed envelope.	Visit the website on your proxy card.

Our Board of Directors and Corporate Governance

Our directors, their respective ages as of the Record Date, September 29, 2026, and certain other information are as follows:

Name	Age	Director Since	Position	Committee Membership
Kyle Brehm	42	2024	Independent Non-Executive Director	Audit and Risk (Member), Compensation (Member), and Nominating and Corporate Governance (Member)
Stephen East	62	2024	Independent Non-Executive Director	Audit and Risk (Chair), Compensation (Chair), and Nominating and Corporate Governance (Chair)
Bryan Hunt	57	2026	Independent Non-Executive Director	Audit and Risk (Member), Compensation (Member), and Nominating and Corporate Governance (Member)
Paul Paradis	42	2018	Co-Founder, Executive Director, and President	—
Charles Youakim	49	2016	Co-Founder, Executive Chairman, and Chief Executive Officer	—

Director Biographies

Kyle Brehm Independent Non-Executive Director
Mr. Brehm is the founder and principal of Brehm Tax Counsel PLLC, a law firm focused on state and local tax matters. Prior to founding Brehm Tax Counsel PLLC in 2026, Mr. Brehm was a State & Local Tax Partner at Jones Walker LLP from 2025 to 2026 and Fredrikson & Byron P.A. from 2019 to 2025. Mr. Brehm was also previously a director at PricewaterhouseCoopers LLP. Mr. Brehm also served as a member of the board of directors and as treasurer of eQuality – Pathways to Potential, a Minneapolis-based nonprofit organization, from 2012 to 2022.

Mr. Brehm holds a Bachelor of Arts degree from Saint John’s University, a Juris Doctor degree from the University of Minnesota Law School, and a Master of Business Administration degree from the University of Minnesota Carlson School of Management.

We believe Mr. Brehm is well-qualified to serve as a member of our Board of Directors. His extensive legal, tax, and advisory experience, together with his prior board service, provides the Board with valuable expertise in tax, legal, governance, and business matters relevant to the Company.

Age: 42 Director since 2024 Committees: •Compensation •Nominating and Corporate Governance •Audit and Risk

Stephen East Independent Non-Executive Director
Mr. East has served on the Board of Toll Brothers, Inc. (NYSE: TOL) since 2020 and previously was one of the country’s preeminent Wall Street Housing analysts. He is widely recognized as an influential expert on the single-family new construction industry and Consumer Behavior. With 30+ years of wide-ranging research and industry experience, Mr. East is well-known for his focus on strategy, managerial talent, capital structure and housing-related macroeconomics.

Mr. East retired from Wells Fargo in 2019 after serving as a Managing Director and Senior Consumer Analyst, heading the Equity Research team that covered the Homebuilding and Building Products sectors. Prior to joining Wells Fargo, he was recruited by Evercore ISI and spent four years there as a Partner and Senior Managing Director heading the firm’s Housing research effort. Prior to joining Evercore ISI, he spent nearly two decades in equity research and investment management, including roles as Director of Research. He also spent six years in industry at Monsanto. Mr. East was Institutional Investor ranked for numerous years, including multiple years ranked No. 1 in the annual Institutional Investor analyst survey for Homebuilding & Building Products. He was also recognized by StarMine as a top analyst.

Mr. East is a CFA Charterholder and is a Financial Expert as defined by the Sarbanes-Oxley Act of 2002. He currently sits on the Audit & Risk and Executive Compensation committees and is Chair of the Public Debt & Equity Securities committee of Toll Brothers Board. Mr. East earned an MBA from the University of Missouri and a BS in Finance from Arkansas State University, which he attended on an athletic scholarship.

We believe that Mr. East is a valuable asset to our Board of Directors due to his financial acumen and extensive experience in the capital markets and corporate governance at public companies.

Age: 62 Director since 2024 Committees: •Compensation (Chair) •Nominating and Corporate Governance (Chair) •Audit and Risk (Chair)

Bryan Hunt Independent Non-Executive Director
Mr. Hunt has served as a member of the Board of Directors since April 2026. Mr. Hunt has served as a General Partner of Relevance Ventures since 2021 and is an experienced financial services professional and awarded financial analyst with expertise in securities analysis, investment banking, and corporate valuation. Prior to joining Relevance Ventures, Mr. Hunt spent more than 24 years at Wells Fargo and its predecessors in both high yield and equity research. He was recognized by Institutional Investor Magazine as the top food and beverage high yield analyst for seven consecutive years and the top high yield analyst across all industries in 2016. Mr. Hunt holds honors and distinctions from Vanderbilt University – Owen Graduate School of Management and the University of Alabama, and he holds the Chartered Financial Analyst designation.

Mr. Hunt was recommended to be a nominee to the Board of Directors by our CEO and CFO. We believe that Mr. Hunt is a valuable asset to our Board of Directors due to his extensive experience in financial analysis and capital markets and his investment experience with consumer and financial services companies.

Age: 57 Director since 2026 Committees: •Compensation •Nominating and Corporate Governance •Audit and Risk

Paul Paradis Executive Director and President
Mr. Paradis co-founded Sezzle and has served as a member of our Board of Directors since May 2018. Mr. Paradis has served as President since July 2020 and, prior to serving as President, Mr. Paradis was our Chief Revenue Officer starting in May 2016. Mr. Paradis has extensive experience in sales and marketing. He began his career in sales with the Minnesota Timberwolves. He left the Timberwolves to attain his MBA from the Carlson School of Management at the University of Minnesota, where he focused on marketing and strategy. After graduating from the Carlson School of Management, Mr. Paradis spent six years leading sales and marketing at Dashe & Thomson and the Abreon Group, boutique management consultancies focused on IT transformation adoption. Mr. Paradis co-founded Sezzle in 2016. At Sezzle, Mr. Paradis oversees sales, account management, strategic partnerships, and customer and merchant support.

Mr. Paradis has a Bachelor of Arts in Political Science from Davidson College and an MBA from the University of Minnesota. We believe Mr. Paradis is well-qualified to serve as a member of our Board of Directors due to his experience from serving as co-founder and President at Sezzle, in addition to his experience in IT transformation.

Age: 42 Director since 2018 Committees: None.

Charles Youakim Executive Chairman and Chief Executive Officer
Mr. Youakim is our co-founder, Executive Chairman, and Chief Executive Officer of Sezzle. Mr. Youakim is a serial technology entrepreneur with over fifteen years of experience in growing fintech companies from inception to large-scale businesses. Mr. Youakim began his career as an engineer and software developer. After successfully advancing in his early career, he returned to business school where he was able to focus on expanding his knowledge of finance, marketing, and business strategy.

In 2010, after completing business school, Mr. Youakim founded his first payments company, Passport Labs, Inc. Passport became a leader in software and payments for the transportation industry. At Passport, Mr. Youakim led the construction and the original technology and led the company as it disrupted the industry through the introduction of white label systems and payment wallets. Passport is the technology behind enterprise transportation installations like ParkChicago, ParkBoston, and the GreenP in Toronto.

Mr. Youakim co-founded Sezzle in 2016 and also planned much of the business’ technology architecture. Mr. Youakim has a degree in Mechanical Engineering from the University of Minnesota and an MBA from the Carlson School of Management at the University of Minnesota. We believe Mr. Youakim is well-qualified to serve as a member of our Board of Directors due to his perspective and experience from serving as co-founder and Chief Executive Officer of Sezzle, as well as his experience leading other technology companies.

Age: 49 Director since 2016 Committees: None.

Director Independence

Our Board currently consists of five members: Messrs. Brehm, East, Hunt, Paradis, and Youakim. Under the Nasdaq listing standards, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, audit and risk committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and compensation committee members must satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of Nasdaq. Our Board conducts a periodic review of the independence of the directors and, based upon information provided by each member of the Board regarding his or her background, employment, affiliations, and beneficial ownership, the Board of Directors has determined that each of Messrs. Brehm, East, and Hunt are “independent” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. The Board also previously determined that Ms. Webster, who resigned from the Board on April 3, 2026, satisfied these independence standards. In making these determinations, the Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant, including those disclosed under "Certain Relationships and Related-Party Transactions" that required consideration.

There are no family relationships among any of our directors or executive officers.

Board Leadership

The Board Chairman is also the Chief Executive Officer of the Company, Charles Youakim. Our Board believes that we are best served at this stage of our growth and operations by Mr. Youakim serving in both roles. Our Board is comprised of a majority of independent directors under the Nasdaq listing standards and, while our independent directors bring valuable oversight and outside experience, Mr. Youakim provides current Company-specific experience and insight developed from co-founding and leading the Company since its inception. The Board has not designated a lead independent director.

Board Committees

Our Board of Directors has established a Compensation Committee, Nominating and Corporate Governance Committee, and Audit and Risk Committee, each of which operates pursuant to a committee charter, available at our website (investors.sezzle.com) under the "Governance" heading. Each committee is comprised of Mr. Brehm, Mr. East (Chair), and Mr. Hunt, each of whom the Board has determined is independent under the definitions of independence prescribed by Nasdaq and the SEC. Further, our Board of Directors has determined that each member of our Audit and Risk Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board of Directors has determined that Mr. East is an “audit committee financial expert” within the meaning of the SEC regulations.

Compensation Committee
Members:        Stephen East (Chair), Kyle Brehm, Bryan Hunt
Meetings in 2025:    5

Our Compensation Committee charter is available on our website at https://investors.sezzle.com/leadership-and-governance/. Our compensation committee has overall responsibility for evaluating and approving the structure, operation, and effectiveness of the Company’s compensation plans, policies, and programs for officers and directors, including but not limited to:

•Assisting the Board of Directors in developing and evaluating potential candidates for executive officer positions, and overseeing the development of executive succession plans;
•Reviewing the Company’s overall compensation strategy to provide for appropriate rewards and incentives for the Company’s management and employees;
•Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, and evaluating the performance of the executive officers of the Company in light of those goals and objectives;
•Reviewing, assessing, and making recommendations to the Board of Directors regarding the compensation of the independent directors;

•Considering and making recommendations to the Board of Directors regarding whether to seek shareholder approval for any executive officer compensation;
•Overseeing the Company's policies and practices regarding the deferral of performance-based remuneration and the reduction, cancellation, or clawback of performance-based remuneration in the event of serious misconduct, a material misstatement in the Company's financial statements, or as otherwise set forth in policies of the Committee or Board;
•Overseeing and monitoring the remuneration of non-executive directors, including the Company's policies and practices regarding any minimum shareholding requirements;
•Administering the Company’s equity-based plans, deferred compensation plans and management incentive compensation plans, granting awards under such plans and making recommendations to the Board of Directors about amendments to such plans (or approve amendments to such plans, to the extent authority to approve such amendments is provided therein) and the adoption of any new equity-based incentive compensation plans;
•Reviewing, considering, and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for executive officers and directors;
•In its sole discretion, appointing, retaining, or obtaining the advice of a compensation consultant, legal counsel, or other adviser;
•Producing a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the proxy rules and such rules as required by the SEC;
•Monitoring the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits;
•Overseeing the Company's compliance with applicable rules and regulations promulgated by the SEC regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under Nasdaq rules;
•Reviewing the risks associated with the Company’s compensation policies and practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees;
•Reviewing whether there is any gender or other inappropriate bias in remuneration for directors, executives, or other employees;
•Reviewing and assessing the adequacy of its charter and submitting any changes to the Board of Directors for approval on an annual basis;
•Reporting its actions and any recommendations to the Board on a periodic basis; and
•Annually performing, or participating in, an evaluation of the performance of the committee, the results of which shall be presented to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During 2025, the members of our Compensation Committee were Mr. East (Chair), Mr. Brehm and Ms. Webster. None of these individuals was, during 2025, or has ever been an officer or employee of the Company, and none had any relationship requiring disclosure under Item 404 of Regulation S-K. During 2025, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee
Members:        Stephen East (Chair), Kyle Brehm, Bryan Hunt
Meetings in 2025:    4

Our Nominating and Corporate Governance Committee charter is available on our website at https://investors.sezzle.com/leadership-and-governance. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct, and monitors the effectiveness of our corporate governance guidelines. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•Identifying individuals qualified to become directors, consistent with criteria approved by the Board, receiving nominations for such qualified individuals, and reviewing recommendation put forward by the Chief Executive Officer;
•Establishing criteria for Board of Directors composition and identifying individuals qualified to become members of our Board of Directors and its various committees;
•Establishing a policy under which stockholders of the Company may recommend a candidate to the committee for consideration for nomination as a director;
•Recommending to the Board qualified individuals to serve as committee members;
•Reviewing the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, the ratio of employee directors to nonemployee directors, the meeting frequency of the Board and the structure of Board meetings and make recommendations to the Board with respect thereto;
•In concert with the Board of Directors, reviewing the Company policies with respect to significant issues of corporate public responsibility, including contributions;
•Recommending to the Board of Directors or to the appropriate committee thereto processes for annual evaluations of the performance of the Board of Directors, the Chairperson of the Board and the Chief Executive Officer and appropriate committees of the Board of Directors;
•Considering and reporting to the Board any questions of possible conflicts of interest of directors;
•Providing for new director orientation and continuing education for existing directors on a periodic basis;
•Overseeing the maintenance and presentation to the Board of Directors of management’s plans for succession to executive and senior management positions in the Company, and reviewing succession planning for directors;
•Reviewing and assessing the adequacy of its charter and submitting any changes to the Board of Directors for approval;
•Performing, or participating in, as frequently as necessary or advisable, an evaluation of the performance of the committee, the results of which shall be presented to the Board of Directors;
•Establishing objectives to promote the Company’s stated public benefits and support the operation of the Company in a responsible and sustainable manner consistent with its status as a public benefit corporation; and
•Adopting standards to measure the Company’s progress in promoting its stated public benefits.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired and essential qualifications, expertise, and characteristics of members of the Board, including any specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the members of the Board to possess. The Nominating and Corporate Governance Committee has developed a skills matrix to assist it in consideration of the appropriate balance of experience, skills and attributes required of a member of the Board and to be represented on the Board as a whole. The skills matrix was developed after considering the Company’s near and long-term strategies and is intended to identify skills and attributes that will assist the Board in exercising its oversight function. The skills matrix reflects the core director criteria that should be satisfied by each director or nominee and includes:

•Experience in developing, implementing and delivering strategic business objectives;
•Qualifications and/or proficiency in financial accounting;
•Proven ability and understanding in the application of legal principles, including financial services law;
•Ability to identify key risks in a wide range of areas including legal and compliance;
•Knowledge and experience in the strategic use and governance of information management and information technology including digital strategies, disruption and innovation;
•Ability to comprehend and communicate developments in the Company’s industry;
•A broad range of commercial/business experience, preferably in the small to medium enterprise context;
•Prior experience in directorship or governance; and
•Experience at an executive level, including the ability to oversee strategic human resource management and evaluate the performance of senior executives.

The Committee first evaluates the current members of the Board of Directors willing to continue in service as well as the results of periodic Board and committee self-evaluations. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation and our Bylaws; and the skills matrix approved by our Board of Directors regarding director qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates properly recommended by directors, officers, employees, stockholders, and others using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. In addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Corporate Governance Committee will consider recommendations by stockholders of candidates for election to the Board of Directors. Any stockholder who wishes that the Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a stockholder plans to nominate a person as a director at a meeting, the stockholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year's annual meeting, notice by the stockholder must be so delivered on or before ten (10) days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. The Committee is not aware of any properly submitted nominees for director elections at the 2026 Annual Meeting.

Audit and Risk Committee
Members:        Stephen East (Chair), Kyle Brehm, Bryan Hunt
Meetings in 2025:    8

Our Audit and Risk Committee charter is available on our website at https://investors.sezzle.com/leadership-and-governance. The charter sets forth the oversight responsibilities of the committee which include, among other things: (i) assisting the Board of Directors in its oversight of (a) the integrity of the consolidated financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of the Company’s internal audit function and independent auditors, (e) the Company’s internal control over financial reporting, and (f) the Company’s risk assessment and risk management processes, including with respect to cybersecurity, information security, and data privacy and protection; (ii) deciding whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (iii) preparing the disclosure required by Item 407(d)(3)(i) of Regulation S-K and the report required by the SEC rules. Duties of the committee include:

•Overseeing the preparation of disclosures required by applicable rules and regulations in the Company’s proxy and annual reports;
•To the extent the committee deems necessary, engaging and overseeing any specialists to support its role and responsibilities;
•Appointing, evaluating, overseeing, retaining, compensating, terminating, or changing the Company’s independent auditor;
•Reviewing and discussing the Company’s annual and quarterly financial statements, whether or not audited;
•Reviewing and discussing any material issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or application of accounting principles;
•Reviewing and discussing earnings press releases, along with any financial information and earnings guidance provided to analysts and rating agencies;
•Reviewing with the independent auditor the audit, including discussing applicable audit standards and any challenges encountered in the course of the audit work;
•Discussing with management and the auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s accounting practices;
•Reviewing and discussing with management, internal audit staff, and the independent auditor, the adequacy of the Company’s internal controls;

•Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;
•Reviewing, and, if appropriate, approving related party transactions;
•Overseeing the Company’s ethics and compliance functions, including the Company’s Code of Conduct and other procedures established with regard to ethical behavior;
•Conferring with the Company’s general counsel about legal matters that may have a material impact on the financial statements or the Company’s compliance;
•Reviewing and discussing with management and the internal auditor, the Company’s procedures and practices designed to provide reasonable assurance that the Company’s books, records, accounts and internal accounting controls are established and maintained in compliance with the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and similar laws and regulations to which the Company is subject;
•Overseeing the integrity of the Company’s information technology systems, processes, and data, and, no less than annually, reviewing and assessing with management and the internal auditor the adequacy of security for such systems, processes, and data and the Company’s contingency plans in the event of a breakdown or security breach;
•Overseeing, as delegated by the Board of Directors, the Company’s programs, policies, and procedures related to cybersecurity, information asset security, network security, and data privacy and protection, including receiving regular reports from the Company’s cybersecurity incident response team, an internal committee of senior management that includes our Chief Operating Officer, regarding the Company’s cybersecurity program, the results of independent assessments of the Company’s security controls, and cybersecurity incidents and other matters deemed important or to have a business impact, and reporting on such matters to the Board of Directors as needed;
•Periodically, and no less than annually, discussing the guidelines and policies governing the Company’s risk assessment and risk management processes, and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•Reviewing and assessing the adequacy of its charter and submitting any changes to the Board for approval; and
•Performing, or participating in, as frequently as necessary or advisable, an evaluation of the performance of the committee, the results of which shall be presented to the Board of Directors.

Although the Board of Directors has delegated oversight of the matters described above to the Audit and Risk Committee, the full Board retains broad oversight of the Company’s overall risk assessment, including with respect to security and technology risks and cybersecurity threats. For additional information regarding our cybersecurity risk management, strategy, and governance, see Item 1C of our Annual Report on Form 10-K for the year ended December 31, 2025.

Executive Sessions

Our independent directors meet at least twice annually without management or our executive directors to promote open and honest discussion, which are led by an independent director.

Risk Oversight

A key responsibility of our Board of Directors is overseeing our risk management process. The Board carries out this oversight directly and through its committees, each of which addresses the risks within its area of responsibility. The risks we monitor include strategic, financial (including credit, funding, liquidity, and tax), operational, technology and cybersecurity, legal and regulatory compliance, third-party partner, and reputational risks. The full Board is responsible for monitoring and assessing strategic risk, and it considers risk in approving significant corporate matters and transactions. Management is responsible for identifying and managing risk day to day and supports the Board's oversight through regular reporting on our most significant risks and the strategies used to mitigate them.

Our Audit and Risk Committee oversees our risk management process, including our general risk management policies and strategy, our most significant risk exposures, and management's implementation of mitigation strategies. The committee also monitors our compliance with legal and regulatory requirements and oversees the integrity of our information technology systems, processes, and data, including risks related to cybersecurity. Our Compensation Committee reviews the risks associated with our compensation policies and practices. Our Nominating and Corporate Governance Committee assesses risks related to our corporate governance practices, director independence, conflicts of interest, and our operation as a public benefit corporation. Each committee reports to the full Board on the committee's activities.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board by sending a letter addressed to the Board to our Corporate Secretary at 700 Nicollet Mall, Ste 640, Minneapolis, MN 55402, or via the Investor Relations email address provided on our website. These communications will be compiled and reviewed by our Vice President of Corporate Development and Investor Relations, who will determine whether the communication is appropriate for presentation to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct applicable to all officers, directors and employees, including our principal executive and principal financial officers and controller, which is available on our website (investors.sezzle.com) under the "Governance" heading. Any amendments or waivers of our Code of Conduct pertaining to a director or executive officer will be timely disclosed on our website.

Securities Trading Policy

We have adopted securities trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, as well as the Company, that are reasonably designed to promote compliance with insider trading laws, rules, regulations, and any applicable Nasdaq listing standards. This policy expressly prohibits directors, officers, and employees from purchasing or selling our securities while in possession of material, non-public information (other than pursuant to a Rule 10b5-1 plan), or otherwise using such information for their personal benefit and provides for trading windows during which stock can be bought, sold, or otherwise transferred. Our Securities Trading Policy is filed as Exhibit 19.1 of our most recent Annual Report on Form 10-K, filed with the SEC on February 26, 2026.

Director Attendance

The Board met nine times during the year ended December 31, 2025. During 2025, the Audit and Risk Committee met eight times, the Compensation Committee met five times, and the Nominating and Corporate Governance Committee met four times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2025. Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. Three members of our Board of Directors attended the 2025 annual meeting of stockholders.

Director Compensation

Under our bylaws, the Board of Directors establishes the fees for non-executive directors based on recommendations of the Compensation Committee. The Board of Director’s policy is to compensate non-executive directors at competitive market rates to attract and retain individuals of high caliber and quality, having regard to fees paid and/or equity awards granted for comparable companies and the size, complexity, and spread of our operations.

We have entered into an individual appointment letter or agreement with each of our non-executive directors. Our compensation structure for non-executive directors is to provide annual compensation in an amount equal to $60,000 for serving as a member of the Board of Directors, $15,000 for serving as the Chair of the Audit and Risk Committee, $7,500 for serving as either the Chair of the Compensation Committee or Chair of the Nominating and Corporate Governance Committee, $7,500 for serving as a member of the Audit and Risk Committee, and $3,750 for serving as a member of the Compensation Committee or Nominating and Corporate Governance Committee.

The fees earned by the non-executive directors for the year ended December 31, 2025, including stock awards, are as set forth below:

Name	Fees earned or paid in cash(1)	Stock awards(2)	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation(3)	Total
Kyle Brehm(5)	$75,000	$59,862	$—	$—	$—	$2,463	$137,325
Stephen East(5)	90,000	59,862	—	—	—	2,880	152,742
Karen Webster(4)(5)	75,000	59,862	—	—	—	10,666	145,528
(1)Fees earned or paid in cash represent compensation for serving as a member of the Board of Directors and as Chair and/or member of the Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
(2)Represents the grant date fair value of stock awards determined in accordance with ASC Topic 718. Stock awards were issued on May 21, 2025, in the form of Restricted Stock Awards ("RSAs") to Messrs. Brehm and East, and Restricted Stock Units ("RSUs") to Ms. Webster. Each received 604 stock awards. The awards vest over a four-year term, with 25% of the awards vesting on May 21, 2026, and the remaining awards vesting on a quarterly basis thereafter, based on continued service. The grant date fair value of the stock awards was determined using $99.11.
(3)Amounts represent a stipend paid for Company-related travel expenses and to support educational resources.
(4)Ms. Webster resigned from the Board of Directors on April 3, 2026.
(5)As of December 31, 2025, Messrs. Brehm and East and Ms. Webster held 2,482, 2,482 and 4,918 unvested RSAs/RSUs, respectively.

PROPOSAL ONE: Election of Directors

Our Board of Directors is currently comprised of five members. Section 3.3 of the Bylaws provides that each Director shall be elected at each Annual Meeting of Stockholders and shall hold office until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. All Directors seek election in accordance with the Certificate of Incorporation and the Bylaws. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unable to serve, proxies will be voted for a substitute nominee designated by the Board, or the Board may reduce its size.

Nominees

Our Board of Directors has nominated Kyle Brehm, Stephen East, Bryan Hunt, Paul Paradis, and Charles Youakim for election as Directors. Each of the nominees is currently a Director of the Company. Refer to the section entitled "Our Board of Directors and Corporate Governance" for information regarding each of the nominees.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the director nominees.

PROPOSAL TWO: Ratification of Independent Accounting Firm Selection

Proposed Resolution: “That the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026 be ratified.”
Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. In accordance with the duties set forth in its written charter, the Audit and Risk Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the 2026 fiscal year.

During our year ended December 31, 2025, Baker Tilly US, LLP ("Baker Tilly") served as our independent registered public accounting firm. On March 16, 2026, we appointed PwC as our independent registered public accounting firm. A representative of PwC is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so. It is also expected that they will be available to respond to appropriate questions. Representatives of Baker Tilly are not expected to be present at the annual meeting.

Stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee may reconsider its selection for this and future fiscal years. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Change in Independent Registered Public Accounting Firm

On March 16, 2026, we dismissed Baker Tilly as our independent registered public accounting firm. Our Audit and Risk Committee of the Board of Directors (the “Audit and Risk Committee”) participated in and approved the decision to dismiss Baker Tilly.

The audit reports of Baker Tilly on our consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of Baker Tilly on the effectiveness of internal control over financial reporting as of December 31, 2025 indicated we did not maintain effective internal control over financial reporting as of December 31, 2025, because of the effect of the material weakness, described below.

During our two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through March 16, 2026, there were (i) no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, between us and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its audit reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in our internal control over financial reporting related to the design and maintenance of effective controls to evaluate the appropriate classification of the cash flows related to notes receivable, as previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit and Risk Committee discussed the reportable event described above with Baker Tilly, and we have authorized Baker Tilly to respond fully to any inquiries from our successor independent registered public accounting firm concerning such reportable event. A copy of Baker Tilly's letter to the SEC, dated March 17, 2026, stating its agreement with the foregoing statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed March 20, 2026.

On March 16, 2026, the Audit and Risk Committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to PwC’s completion of its standard client acceptance procedures.

During our two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through March 16, 2026, neither the Company nor anyone acting on its behalf consulted PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by PwC that was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees And Services

The following table summarizes fees for professional audit services and other services rendered to us by our predecessor auditor, Baker Tilly US, LLP, for our years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees(1)	$1,545,853	$779,074
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,545,853	$779,074

(1)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements, quarterly reviews of interim condensed consolidated financial statements, services that are normally provided in connection with regulatory filings or engagements, and related administrative fees.

Auditor Independence

Baker Tilly did not perform non-audit services in 2025 or 2024. All services provided were audit services, and such services and fees are compatible with the independence of Baker Tilly US, LLP.

Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee has established a policy governing the use of our independent registered public accounting firm’s services. Under the policy, our Audit and Risk Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the rendering of such services does not impair the accounting firm’s independence. Pursuant to the Sarbanes-Oxley Act of 2002, we do not employ our independent registered public accounting firm for engagements related to:

•Bookkeeping;
•Financial information systems design and implementation;
•Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•Actuarial services;
•Internal audit outsourcing services;
•Management functions or human resources;
•Broker-dealer, investment adviser, or investment banking services; or
•Legal services and expert services unrelated to the audit.

All fees paid to Baker Tilly US, LLP for the years ended December 31, 2025 and 2024 were pre-approved by our Audit and Risk Committee.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2026.

Report of the Audit and Risk Committee

In connection with the Audit and Risk Committee’s responsibilities set forth in its charter, the Audit and Risk
Committee has:

•Reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management and Baker Tilly US, LLP, the Company’s independent auditors;
•Discussed with Baker Tilly US, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and
•Received the written disclosures and the letter from Baker Tilly US, LLP required by the applicable requirements of the PCAOB regarding Baker Tilly US, LLP’s communications with the audit and risk committee concerning independence, and has discussed with Baker Tilly US, LLP its independence.
The Audit and Risk Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit and Risk Committee has oversight.

Based on the Audit and Risk Committee’s review and discussions described above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

THE AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS
Stephen East, Chair
Kyle Brehm

PROPOSAL THREE: Advisory Vote to Approve Executive Compensation

Proposed Resolution: “RESOLVED, that the stockholders of Sezzle Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.”

Background

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the Securities and Exchange Commission (the “SEC”) require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is commonly referred to as a “say-on-pay” vote.

We voluntarily provided our stockholders with a say-on-pay vote at our 2025 Annual Meeting of Stockholders, at which approximately 98.9% of the votes cast were in favor of our named executive officer compensation. Because we ceased to qualify as an “emerging growth company” as of December 31, 2025, this is the first year in which we are required to hold a say-on-pay vote.

Our Executive Compensation Program

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate, reward, attract, and retain a highly talented team of executive officers and to align executive compensation with our annual and longer-term business objectives. The Compensation Committee, which is composed entirely of independent directors and is advised by FW Cook, its independent compensation consultant, believes that the compensation of our named executive officers for fiscal year 2025 was reasonable and appropriate and was consistent with the following principles:

•Competitive rewards to attract and retain high-caliber executives, informed by market survey data for companies of comparable size;
•Clear alignment of compensation with our strategic objectives, including through the Profit-Sharing Incentive Plan, under which the annual bonus pool is funded only upon achievement of pre-established adjusted pre-bonus net income thresholds;
•A significant portion of executive compensation delivered through long-term, equity-based awards that vest over multiple years, aligning the interests of our executives with those of our stockholders; and
•Sound governance practices, including a clawback policy compliant with Exchange Act Rule 10D-1 and Nasdaq listing standards, prohibitions on hedging, and limits on pledging of Company securities.

Stockholders are encouraged to read the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and related narrative disclosure appearing under “Executive Compensation,” which describe in detail the compensation of our named executive officers for fiscal year 2025 and the Compensation Committee’s rationale for its decisions.

Effect of the Vote

This say-on-pay vote is advisory and therefore is not binding on the Company, the Board or the Compensation Committee. The vote will not overrule any decision made by the Board or the Compensation Committee, and it will not create or imply any additional fiduciary duties. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote, together with any feedback received through our stockholder engagement efforts, when making future compensation decisions for our named executive officers. We currently expect that the next say-on-pay vote will be held at our 2027 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section describes our compensation approach and programs for our named executive officers (“NEOs”), which include our Executive Chairman and Chief Executive Officer, our Executive Director and President, our former Chief Financial Officer1, and our Chief Operating Officer for the fiscal year 2025. Except as otherwise indicated, the information in this section relates to the compensation of our NEOs, listed below, for such fiscal year and the principles underlying our executive compensation policies, in respect of fiscal year 2025. For 2025, our NEOs were as follows:

Charles Youakim	Karen Hartje	Paul Paradis	Amin Sabzivand
Co-Founder, Executive Chairman, and Chief Executive Officer	Former Chief Financial Officer[1]	Co-Founder, Executive Director, and President	Chief Operating Officer
(1) Ms. Hartje ceased to serve as Chief Financial Officer of the Company on January 31, 2026.

The following discussion relates to the compensation of our NEOs whose compensation is disclosed below, as well as the overall principles underlying our executive compensation policies.

Our executive compensation program has been designed to motivate, reward, attract, and retain a highly talented team of executive officers. The program seeks to align executive compensation with our annual and longer-term business objectives. Our executive compensation program is designed to achieve the following objectives:

•Offer competitive rewards to attract high-caliber executives;
•Clear alignment of compensation with strategic objectives;
•Focus on creating sustainable value for all of our stakeholders;
•Merit-based compensation across a diverse workforce; and
•Ensure total compensation is competitive by market standards.

Determination of Compensation

Our compensation committee determines the appropriate forms and levels of compensation for our NEOs, taking into account each of our NEOs’ experience and roles as well as market survey data for companies of comparable size. In 2025, the compensation committee engaged FW Cook as its independent compensation consultant to review current compensation for senior executives, benchmark the same against market survey data, and make recommendations for appropriate adjustments to salary, short-term incentives, and long-term equity-based compensation plans. Specifically, in determining the base salaries and equity awards provided to executives annually, including in fiscal 2025, the compensation committee considered FW Cook's report for determining salary, short-term incentives, and long-term equity-based compensation packages. FW Cook reports directly to the Compensation Committee and did not provide any other services to the Company in 2025. The Compensation Committee assessed FW Cook’s independence under SEC and Nasdaq rules and concluded that its work did not raise any conflict of interest.

The compensation committee is charged with recommending executive compensation packages to our board that meet the five (5) objectives discussed in the section above. In making decisions about executive compensation, the compensation committee relies on the experience of its members as well as subjective considerations of various factors, including individual and corporate performance, our strategic business goals, each executive’s position, experience, level of responsibility, and future potential, and market compensation data for comparable positions at companies of similar size.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and outstanding equity awards to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. As part of this review, management submits recommendations to the compensation committee, except that our Executive Chairman and Chief Executive Officer does not make recommendations regarding his own compensation.

Executive Compensation Policies and Practices

Our executive compensation program is overseen by the Compensation Committee, which is composed entirely of independent directors and is advised by FW Cook, its independent compensation consultant. The program is built around three elements: a market-competitive base salary; an annual cash bonus opportunity under the PSIP that is funded only if the Company achieves pre-established profitability thresholds; and long-term equity awards that vest over four years and tie a substantial portion of each executive’s compensation to the value of our common stock. The Compensation Committee reviews the program annually against market data and evolving governance standards, and the practices summarized below reflect its current approach.

Consideration of 2025 Stockholder Advisory Vote

At our 2025 annual meeting, approximately 98.9% of the votes cast were in favor of our advisory proposal to approve the compensation of our named executive officers. The Compensation Committee considered this result to be a strong endorsement of our executive compensation program and, accordingly, did not make changes to the structure of the program in response to the vote. The Committee will continue to consider the outcome of future say-on-pay votes, together with feedback received through our stockholder engagement efforts, when making compensation decisions.

Compensation Governance Practices

The Compensation Committee has adopted the following practices, which it believes align the interests of our executives with those of our stockholders and reflect sound governance:

What We Do	What We Don’t Do
✔ Fund the annual PSIP bonus pool only upon achievement of pre-established Adjusted Pre-Bonus Net Income thresholds	✘ No guaranteed bonuses or salary increases
✔ Deliver a significant portion of NEO compensation in equity awards that vest over four years	✘ No single-trigger change-in-control payments; equity acceleration generally requires a qualifying termination
✔ Maintain a clawback policy compliant with Exchange Act Rule 10D-1 and Nasdaq Rule 5608	✘ No excise tax or other tax gross-ups
✔ Prohibit hedging, short sales and margin accounts; permit pledging only with Audit and Risk Committee approval and ongoing monitoring	✘ No perquisites or personal benefits beyond broad-based employee programs
✔ Retain an independent compensation consultant (FW Cook) that reports directly to the Compensation Committee	✘ No defined benefit pension or nonqualified deferred compensation plans
✔ Benchmark executive compensation against market survey data for companies of comparable size	✘ No repricing of underwater stock options without stockholder approval
✔ Hold an advisory vote on executive compensation	✘ No employment agreements with multi-year guaranteed terms; severance limited to pay in lieu of notice
✔ Compensation Committee composed entirely of independent directors	✘ No dividends or dividend equivalents paid on unvested equity awards
See “Other Features of our Executive Compensation Program” below for additional detail regarding our clawback, hedging and pledging policies, and “Security Ownership of Certain Beneficial Owners and Management” for information regarding shares pledged by our Executive Chairman and Chief Executive Officer.

Market Benchmarking

In 2025, FW Cook performed a comprehensive review of our compensation for directors and senior executives to provide a competitive reference for go-forward pay decisions. FW Cook’s benchmarking analysis used two sets of third-party survey data: general industry companies and software companies, each with revenues between $200 million and $500 million. FW Cook did not identify a custom peer group of specific companies for fiscal 2025. FW Cook presented its analysis to the Compensation Committee on August 21, 2025. The Compensation Committee does not target a specific percentile but uses the survey data as one reference point among the factors described under "Determination of Compensation."

Principal Elements of Compensation

The elements of compensation paid to our NEOs are annual base salaries, the opportunity to earn annual bonuses pursuant to our Profit Sharing Incentive Plan, long-term equity-based incentive compensation, and certain other benefits, each as further described below.

Base Salaries

The initial base salaries of our named executive officers were set forth in their respective employment agreements and have been periodically reviewed by the Compensation Committee. The actual amounts paid as base salaries to each named executive officer for 2023, 2024 and 2025, as applicable, are set forth in the Summary Compensation Table in the column entitled “Salary.” The salary adjustments were made as deemed appropriate to reflect individual contributions and responsibilities and to maintain market competitiveness.

During 2025, the base salaries for our NEOs in accordance with the policies described above were set as follows:

Named Executive Officer	2025 Base Salary
Charles Youakim, Executive Chairman and Chief Executive Officer	$551,565
Paul Paradis, Executive Director and President	372,963
Karen Hartje, Former Chief Financial Officer	353,430
Amin Sabzivand, Chief Operating Officer	375,570

The base salaries paid to our NEOs during 2025 are set forth in the “Summary Compensation Table” below.

Bonuses

Our named executive officers are eligible to participate in our Profit-Sharing Incentive Plan ("PSIP"), which provides an annual bonus opportunity based on a combination of company-wide financial results as well as individual performance.

For 2025, the Compensation Committee established a bonus pool based on a percentage that ranges from 3.50% to 6.25% of adjusted pre-bonus net income, dependent upon the achievement of certain adjusted pre-bonus net income thresholds. Each named executive officer has a target PSIP opportunity expressed as a percentage of annual base salary: 100% for Mr. Youakim and 50% for each of our other named executive officers. Target awards are payable only if the PSIP pool is funded based on achievement of the pre-established Adjusted Pre-Bonus Net Income thresholds described below. Because 2025 Adjusted Pre-Bonus Net Income of $126.5 million resulted in a 90% funding level, Messrs. Youakim, Paradis and Sabzivand earned PSIP awards equal to 90% of their respective target opportunities. Ms. Hartje did not receive a 2025 PSIP award because she was not employed by the Company on the payment date. The adjusted pre-bonus net income thresholds for 2025 were as follows:

Adjusted Pre-Bonus Net Income(1) Range (in $ millions)	Payout (% of Target)(2)	Base Pool Rate (%)(2)	PSIP Rate (% of Adjusted Pre-Bonus Net Income)
$0.0–$99.9	70%	5%	3.50%
$100.0–$119.9	80%	5%	4.00%
$120.0–$139.9	90%	5%	4.50%
$140.0–$154.9	100%	5%	5.00%
$155.0 and greater	125%	5%	6.25%
1.Adjusted Pre-Bonus Net Income is a non-GAAP financial measure, computed as GAAP pre-tax income plus PSIP bonus expense accrued for the year, tax-effected at an assumed rate of 25%. For 2025, GAAP pre-tax income of $162.9 million plus PSIP expense of $5.8 million, less assumed taxes of $42.2 million, equaled Adjusted Pre-Bonus Net Income of $126.5 million. Because the measure applies an assumed tax rate, it may be lower than GAAP net income.
2.The tier achieved determines both the size of the PSIP pool (payout percentage × 5% × Adjusted Pre-Bonus Net Income) and each named executive officer’s award as a percentage of target.

The actual performance, applicable PSIP rate, and resulting bonus pool established are set forth in the table below.

Adjusted Pre-Bonus Net Income[1] (in $ millions)	Applicable PSIP Rate	PSIP Bonus Pool (in $ millions)
$126.5	4.50%	$5.7
1.Adjusted Pre-Bonus Net Income is a non-GAAP financial measure, computed as GAAP pre-tax income plus PSIP bonus expense accrued for the year, tax-effected at an assumed rate of 25%. For 2025, GAAP pre-tax income of $162.9 million plus PSIP expense of $5.8 million, less assumed taxes of $42.2 million, equaled Adjusted Pre-Bonus Net Income of $126.5 million. Because the measure applies an assumed tax rate, it may be lower than GAAP net income.

Actual bonus payments made from the 2025 PSIP bonus pool to our named executive officers were as follows:

Named Executive Officer	Cash PSIP Bonus Payout	Discretionary Bonus	Stock-Based PSIP Bonus
Charles Youakim	$496,408	$55,157	$—
Karen Hartje	—	—	—
Paul Paradis	167,833	18,649	—
Amin Sabzivand	169,007	218,778	—

For 2025, the Compensation Committee established a Company-wide PSIP bonus pool funded at a rate of 3.50% to 6.25% of Adjusted Pre-Bonus Net Income, with the applicable rate determined by the level of Adjusted Pre-Bonus Net Income achieved against pre-established thresholds. No pool is funded unless Adjusted Pre-Bonus Net Income is positive. Based on 2025 Adjusted Pre-Bonus Net Income of $126.5 million, the applicable rate was 4.50%, which, applied to the Adjusted Pre-Bonus Net Income, produced a total pool of $5.7 million available for all eligible employees, including our named executive officers.

Individual PSIP payout percentages are stated within each named executive officer's employment agreement. Following year-end, the Compensation Committee determined each named executive officer’s award after considering the Company’s 2025 financial performance, which included net income of $133.1 million (up from $78.5 million in 2024), the executive’s role and scope of responsibility, individual contributions during the year, and market data provided by FW Cook regarding target bonus levels for comparable positions. The Committee made the following determinations:

•Mr. Youakim received a cash PSIP award of $496,408, equal to 90% of his annual base salary rate. Additionally, Mr. Youakim received a discretionary cash bonus of $55,157, reflecting the Company’s record 2025 financial results and his leadership of Company initiatives throughout the year.
•Mr. Paradis received a cash PSIP award of $167,833, equal to 45% of his annual base salary rate. Additionally, Mr. Paradis received a discretionary cash bonus of $18,649, reflecting growth in merchant partnerships and gross merchandise volume under his leadership of sales, account management and strategic partnerships.

•Mr. Sabzivand received a cash PSIP award of $169,007, equal to 45% of his annual base salary rate, reflecting his expanded responsibility for engineering, product, risk, business analytics and operations. In addition Mr. Sabzivand received a discretionary cash bonus of $218,778 in recognition of his expanded leadership of engineering, product, risk, business analytics and operations during 2025.
•Ms. Hartje did not receive a 2025 PSIP award because she was not an employee of the Company on the date awards were approved and paid in 2026.

All 2025 PSIP awards to our named executive officers were paid in cash in March 2026. Because the PSIP pool is funded only upon achievement of pre-established financial thresholds communicated to participants at the beginning of the year, PSIP awards are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Discretionary bonuses are reported within the 'Bonus' column of the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”)

Our NEOs are also eligible to participate in our Long-Term Incentive Plan (the “LTIP”), which may provide for grants of restricted stock units and/or stock options under the Sezzle Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”), with vesting subject to service-based conditions and/or performance-based conditions. No LTIP awards were granted to our NEOs under the 2021 Equity Incentive Plan in 2025, with the exception of Mr. Sabzivand. Mr. Sabzivand was granted 12,000 RSUs on March 20, 2025, with 25% of the awards vested on the one year anniversary of the grant date and the remaining awards vesting in quarterly installments thereafter.

Time Based RSUs

Certain RSU awards granted in prior years to NEOs are subject to time-based vesting. The RSUs typically vest over four years, subject to the NEO’s continued service through the applicable vesting date. Twenty-five percent (25%) of such RSUs are eligible to vest on the twelve (12) month anniversary of the vesting commencement date, and 6.25% of such RSUs are eligible to vest quarterly thereafter until vested in full on the four-year anniversary of the vesting commencement date. With respect to the RSUs issued on June 14, 2023 to Messrs. Youakim and Paradis, 25% of the awards vested on January 1, 2024, with the remaining portions vesting quarterly thereafter. With respect to the RSUs issued on April 1, 2024, to Mr. Paradis, 25% of the award vested on April 1, 2025, with the remaining vesting quarterly thereafter.

Other Features of our Executive Compensation Program

Employment Agreements

Messrs. Youakim and Paradis are parties to individual employment agreements with us dated June 1, 2019. Mr. Sabzivand is party to an individual employment agreement with us dated October 10, 2024. Ms. Hartje, while employed, was a party to an individual employment agreement with us dated June 1, 2019. Each employment agreement sets forth the terms and conditions of his or her employment, including an annual base salary, which has subsequently been increased as described above, and the ability to participate in the Company’s equity plans as described below. In addition, our NEOs are bound by certain restrictive covenant obligations pursuant to a Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement, including covenants relating to non-disclosure and use of proprietary information and assignment of inventions, as well as a covenant not to compete or solicit certain of our service providers, customers or prospective customers and suppliers during employment and for a period of one-year immediately following termination of employment for any reason. The severance provisions applicable to our NEOs upon termination of employment or change in control are discussed under the heading “Potential Payments Upon Termination or Change in Control” below.

Equity Plans

2016 Employee Stock Option Plan

The Company adopted the 2016 Employee Stock Option plan on January 16, 2016 (the “2016 Stock Option Plan”). The purposes of the 2016 Stock Option Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business.

The 2016 Stock Option Plan was superseded upon the adoption of the 2019 Equity Incentive Plan (discussed below) by the Company, although the terms of the 2016 Stock Option Plan continue to apply to awards granted under that plan.

2019 Equity Incentive Plan

On June 24, 2019, the Board of Directors adopted, and on June 1, 2020 our stockholders approved, as amended, the Sezzle Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). The 2019 Equity Incentive Plan permitted the grant of incentive stock options to our employees and the grant of stock options, stock appreciation rights, restricted stock or restricted CDI awards, restricted stock units, dividend equivalent rights, and performance awards to our employees, directors, and consultants.

The 2019 Equity Incentive Plan was superseded upon the adoption of the 2021 Equity Incentive Plan (discussed below) by the Company, although the terms of the 2019 Equity Incentive Plan continue to apply to awards granted under that plan.

2021 Equity Incentive Plan

The Board of Directors, upon the recommendation of the Remuneration and Nomination Committee (the predecessor to our Compensation Committee), adopted the 2021 Equity Incentive Plan, which was subsequently approved by the Company’s stockholders, as a replacement for the 2019 Equity Incentive Plan. This summary is not a complete description of all provisions of the 2021 Equity Incentive Plan and is qualified in its entirety by reference to the 2021 Equity Incentive Plan.

Purpose. The purpose of the 2021 Equity Incentive Plan is to advance the interests of the Company by providing for the grant of stock and stock-based awards to the Company’s employees, directors, and consultants.

Administration. The 2021 Equity Incentive Plan is administered by the administrator, who has the discretionary authority to, among other things, administer and interpret the 2021 Equity Incentive Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured, or purchase price, if applicable to any award, determine, modify, accelerate or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures for awards and otherwise do all things necessary or desirable to carry out the purposes of the 2021 Equity Incentive Plan. Determinations of the administrator under the 2021 Equity Incentive Plan will be conclusive and binding upon all parties. To the extent permitted by applicable law, the administrator may delegate certain of its powers under the 2021 Equity Incentive Plan to one or more of its members or members of the Board of Directors, officers of the Company or other employees or persons. As used in this summary, the term “administrator” refers to the Compensation Committee or its authorized delegates, as applicable.

Eligibility. Employees, directors, and consultants of us or our subsidiaries are eligible to participate in the 2021 Equity Incentive Plan. Eligibility for stock options intended to be incentive stock options under the U.S. tax code (ISOs) is limited to our employees or employees of a “parent corporation” or “subsidiary corporation” of the Company. Eligibility for stock options, other than ISOs, and SARs is limited to individuals who are providing direct services on the grant date to us or certain of our subsidiaries.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2021 Equity Incentive Plan is 3,947,370 shares of common stock (“the initial share pool”). The initial share pool automatically increases on January 1 of each year from 2022 to 2031 by the lesser of (i) four percent (4%) of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31st and (ii) the number of shares of common stock determined by the Board of Directors on or prior to such date for such year (the initial share pool, as so increased, the “Share Pool”). As of December 31, 2025, the Share Pool was comprised of 7,667,542 shares of common stock. The following rules apply in respect of the Share Pool:

•Shares of our common stock withheld by us in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will not reduce the Share Pool.
•Shares of our common stock underlying awards that are settled in cash or that expire, become unexercisable, or that terminate or are forfeited to or repurchased by us due to failure to vest will not reduce the Share Pool.
•Shares of our common stock delivered under awards in substitution for awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.

Shares of common stock that may be delivered under the 2021 Equity Incentive Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by the Company.

Director Limits. With respect to any non-employee director in any calendar year, the aggregate value of all compensation granted or paid, including awards granted under the 2021 Equity Incentive Plan, may not exceed $750,000 in the aggregate ($1 million in the aggregate with respect to a director’s first calendar year of service on the Board of Directors). The foregoing limits will not apply to any compensation granted or paid to a non-employee director for his or her service to us or one of our subsidiaries other than as a director, including, without limitation, as a consultant or advisor to us or one of our subsidiaries.

Types of Awards. The 2021 Equity Incentive Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under the 2021 Equity Incentive Plan.

•Stock Options and SARs. The administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2021 Equity Incentive Plan will be no less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2021 Equity Incentive Plan may not be repriced or substituted for by new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term not more than ten years from the date of grant (or five years, in the case of certain ISOs).
•Restricted and Unrestricted Stock and Stock Units. The administrator may grant awards of unrestricted stock, unrestricted stock units, restricted stock and restricted stock units. Unrestricted stock is stock not subject to any restrictions under the terms of the award. An unrestricted stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified conditions are not satisfied.
•Performance Awards. The administrator may grant performance awards, which are awards subject to performance criteria.
•Other Stock-Based Awards. The administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the administrator.
•Substitute Awards. The administrator may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Equity Incentive Plan.

Vesting; Terms of Awards. The administrator will determine the terms of all awards granted under the 2021 Equity Incentive Plan, including the time or times an award will vest or become exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. The administrator may at any time accelerate the vesting or exercisability of an award.
Transferability of Awards. Except as the administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Performance Criteria. The 2021 Equity Incentive Plan provides for grants of performance awards subject to “performance criteria.” Performance criteria are specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, or full enjoyment of the award. Performance criteria and any related targets may be applied to a participant individually or to a business unit or division of the Company or the Company as a whole. Performance criteria may also be based on individual performance and/or subjective performance criteria. The administrator may provide that performance criteria applicable to an award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criteria.

Effect of Certain Transactions. In the event of a consolidation, merger or similar transaction in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity, a sale of all or substantially all of the Company’s assets or shares of common stock, a dissolution or liquidation of the Company, or any other transaction the administrator determines to be a covered transaction, the administrator may, with respect to outstanding awards, provide for:

•The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquirer or surviving entity;
•The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any, on such terms and conditions as the administrator determines; and/or
•The acceleration of exercisability or delivery of shares in respect of some or all awards.

Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Equity Incentive Plan; the number and kind of securities subject to, and, if applicable, the exercise price or base value of, outstanding or subsequently granted awards; and any other provisions affected by such event.

Clawback. The administrator may provide in any case that any outstanding award, the proceeds from the exercise or disposition of any award, and any other amounts received in respect of any award will be subject to forfeiture and disgorgement to the Company if the participant to whom the award was granted is not in compliance with any provision of the 2021 Equity Incentive Plan, any award, or any restrictive covenant with the Company. Each award is subject to any policy of the Company that relates to trading on non-public information and permitted transactions with respect to shares of stock. In addition, each award will be subject to any policy of the Company that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes awards under the 2021 Equity Incentive Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards.

Effective Date, Amendments and Termination. The Company’s stockholders adopted the 2021 Equity Incentive Plan on June 11, 2021. No awards may be granted under the 2021 Equity Incentive Plan after June 10, 2031, the tenth anniversary of such approval. The administrator may at any time amend the 2021 Equity Incentive Plan or any outstanding award and may at any time terminate the 2021 Equity Incentive Plan as to future grants of awards. However, except as expressly provided in the 2021 Equity Incentive Plan or applicable award, the administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the administrator expressly reserved the right to do so at the time the award was granted). Any amendments to the 2021 Equity Incentive Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

401(k) Plan, RRSP, Other Employee Benefits

We maintain a 401(k) plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. In fiscal year 2025, we made matching contributions to the 401(k) plan accounts of participating employees. We also offer our eligible Canadian-based employees the opportunity to participate in a Registered Retirement Savings Plan (the “RRSP”), under which we may make discretionary matching and/or profit sharing contributions.

In addition, we provide other employee benefits to our NEOs on the same basis as our other full-time employees in the U.S. These benefits include, but are not limited to, medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Hedging and Pledging Policies

Our Securities Trading Policy provides that none of our executive officers, directors or employees, or household and immediate family members of such individuals and entities that such individuals influence or control (collectively, “Insiders”) may trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a personal loan if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities and such pledge is approved by the Audit and Risk Committee. The Audit and Risk Committee may also consider the following factors in determining its approval as it deems appropriate:

•The loan amount secured by the pledge arrangement in relation to the average trading volume of the Company’s securities;
•The loan amount secured by the pledge arrangement in relation to the total Company’s securities beneficially owned by the director or senior executive;
•The loan-to-value ratio in the proposed pledge arrangement;
•The procedural safeguards to foreclosure, such as notice periods, the ability to substitute collateral, or other considerations unique to the director or senior executive;
•The triggering events of any potential margin call or sale of securities;
•Any potential conflicts of interest (actual or perceived);
•The aggregate amount of securities pledged outstanding at any given time by any other directors or senior executives;
•The percentage of pledged securities versus the overall public float of securities;
•Potential impacts to the Company or the market price of the pledged securities in the event of a forced sale;
•And any other factor deemed relevant to the Audit and Risk Committee.

The Audit and Risk Committee, or its nominee, monitors all active pledge arrangements on an ongoing basis.

These prohibitions are intended to avoid any appearance that an Insider is trading on material nonpublic information and to discourage Insiders from focusing on short-term performance at the expense of the Company’s long-term objectives.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding any shares pledged by our directors or executive officers as of September 29, 2026; however, such pledging does not indicate the extent to which there may be actual borrowings against such shares as of such date, which may be substantially less than the value of the shares pledged.

Clawback Policy

The Board adopted the Sezzle Inc. Clawback Policy (the “Clawback Policy”) in accordance with Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 thereunder and Nasdaq Rule 5608. The Clawback Policy provides for the reasonably prompt recovery, on a no-fault basis, from current and former executive officers of erroneously awarded incentive based compensation received during the applicable three year recovery period that exceeds the amount that would have been received based on restated financial results. The Clawback Policy applies to compensation based wholly or in part on financial reporting measures, including stock price and total shareholder return, and is administered by the Compensation Committee, subject to limited exceptions where recovery would be impracticable. The Company may not indemnify or insure an executive officer against the recovery of such compensation.

As disclosed in our most recent Annual Report on Form 10-K, filed with the SEC on February 26, 2026, we restated our consolidated statements of cash flows for the year ended December 31, 2024, and for the three months ended March 31, 2025 and 2024, six months ended June 30, 2025 and 2024, and nine months ended September 30, 2025 and 2024. On February 19, 2026, we concluded that we had not appropriately classified purchases and originations of notes receivable, and proceeds from repayments thereof, as investing activities within our consolidated statements of cash flows. We considered whether this error and the resulting restatement required recovery of incentive-based compensation under the Clawback Policy. The Company concluded that no incentive-based compensation was paid based on the information that is the subject of the restatement, and that no recovery of incentive-based compensation was required (nor would incentive-based compensation received have been less if the restated results were in effect).

Deductibility of Executive Compensation

The Compensation Committee takes into consideration applicable tax and accounting requirements when designing and reviewing our executive compensation program.

Under Section 162(m) of the Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our compensation committee will continue to consider tax implications as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the company and its shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense in our consolidated statements of operations and comprehensive income for all stock-based awards evenly over the award's underlying service period, based on the grant date fair value.

Risk Management as related to our Compensation Policies and Practices

Our Compensation Committee has reviewed the potential risks associated with the structure and design of our various compensation plans, including a comprehensive review of the material compensation plans and programs for all employees. Our compensation committee has concluded that our compensation plans and programs operate within our larger corporate governance and review structure that services and supports risk mitigation and discourages excessive or unnecessary risk-taking behavior. Our compensation committee has determined that our current compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Policies and Practices Related to the Grant of Option Awards

We did not grant new awards of options, stock appreciation rights, or similar option-like instruments to our NEOs, during 2025. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant new awards of such options, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Defined Benefit Pension and Nonqualified Deferred Compensation Plans

We do not maintain defined benefit pension or nonqualified deferred compensation plans; accordingly, the Pension Benefits and Nonqualified Deferred Compensation tables are omitted.

Fiscal 2026 Compensation Decisions

Chief Financial Officer Transition

On January 23, 2026, we announced that Karen Hartje would step down as Chief Financial Officer effective January 31, 2026, and that Lee Brading, our Senior Vice President of Corporate Development and Investor Relations since 2022, would succeed her effective February 1, 2026. Ms. Hartje did not receive severance in connection with her departure. Under a consulting agreement dated November 1, 2025, Ms. Hartje provided support for the Chief Financial Officer transition in exchange for a monthly fee of $10,000; she earned $20,000 under that agreement in 2025. Ms. Hartje's unvested restricted stock units were forfeited upon her transition from employee to consultant status on October 31, 2025.

In connection with his appointment, the Company entered into an employment agreement with Mr. Brading, effective February 1, 2026, providing for an annual base salary of $450,000, eligibility to participate in the PSIP with a target opportunity of up to 50% of base salary (prorated for 2026), and a grant of 29,976 restricted stock units whereby the number of RSUs was determined by dividing $2.0 million by $66.72, the closing price on January 21, 2026. The RSUs vest 25% on the first anniversary of the grant and in equal quarterly installments over the following three years, subject to continued service. The agreement provides for six months' advance written notice of termination by either party (other than a termination for cause), and Mr. Brading is bound by our standard Fair Competition Agreement. The Compensation Committee, with input from FW Cook, set these terms to be competitive with chief financial officer compensation relative to market survey data and to provide a meaningful retention incentive through a multi-year equity award. Because Mr. Brading was not an executive officer during fiscal 2025, his compensation is not reflected in the compensation tables in this Proxy Statement; he will be a named executive officer for fiscal 2026.

2025 PSIP Payments

In February 2026, the Compensation Committee approved the individual PSIP payments in respect of performance in fiscal 2025 described above, all of which were paid in cash.

2026 Base Salaries and PSIP

In February 2026, the Compensation Committee increased Mr. Youakim's base salary to $579,143, Mr. Paradis's to $391,611 and Mr. Sabzivand's to $431,906, effective March 15, 2026. For fiscal 2026, the PSIP bonus pool will be funded at 2.1% to 3.7% of Adjusted Pre-Bonus Net Income, subject to adjusted pre-bonus net income thresholds ranging from $0 to $254 million. The Committee established individual target opportunities for each named executive officer of 100% of base salary for Mr. Youakim and 50% for other executive officers.

2026 Long-Term Incentive Awards

On May 15, 2026, the Compensation Committee granted time-based RSUs to Messrs. Youakim, Paradis and Sabzivand with grant date values of $2,761,360, $1,972,400 and $4,437,900, respectively, vesting over a four year term with 25% of the awards vesting one year from the date of grant and on a quarterly basis thereafter.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, pursuant to Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Stephen East, Chair
Kyle Brehm
Bryan Hunt

Executive Officers

Our executive officers, other than Charles Youakim and Paul Paradis, and their respective ages as of September 29, 2026 are as follows:

Name	Age	Position
Lee Brading	59	Chief Financial Officer
Amin Sabzivand	38	Chief Operating Officer

Lee Brading Chief Financial Officer
Mr. Brading has served as our Chief Financial Officer since February 2026. He joined Sezzle in 2020 and has served the Company in various capacities, most recently as SVP of Corporate Development and Investor Relations from 2022 until his appointment as CFO, and VP of Investor Relations and Corporate Development from 2021 to 2022, where he was responsible for corporate development, capital markets strategy, FP&A, investor relations, and public relations. Prior to that, he was at Wells Fargo Securities, LLC and its predecessor Wachovia Capital Markets. Mr. Brading has held various finance and accounting roles, including Managing Director and Global Head of Credit Research at Wells Fargo Securities and audit manager at BDO Seidman.

Mr. Brading holds a MBA from The University of North Carolina at Chapel Hill’s Kenan-Flagler Business School and a BS in Business Administration and Accounting from Washington & Lee University. He is a Chartered Financial Analyst and was a Certified Public Accountant (expired).

Amin Sabzivand Chief Operating Officer
Mr. Sabzivand has been serving as our Chief Operating Officer at Sezzle since March 2023, overseeing engineering, product, risk, operations, and business analytics functions. He is responsible for defining and executing organizational strategies, objectives, and goals for Sezzle's operations in the United States and Canada. He joined Sezzle in 2018 and has served the Company in various capacities, including Senior Vice President of Product from 2021 to 2023 and, prior to that, Vice President/Head of Data, where he designed different payment and e-commerce solutions, and developed machine-learning algorithms for credit risk and fraud detection, along with designing various business analytics tools and key performance indicator reports. Mr. Sabzivand holds two Master's degrees in Financial Mathematics and Engineering Management from the University of Minnesota. Before joining Sezzle, he held roles within the Mathematics department at the University of Minnesota.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. We assist our directors and officers by completing and filing reports on their behalf. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person who at any time during the year ended December 31, 2025 was a director or an executive officer of the Company, or held more than 10% of our common stock, complied with all reporting requirements during fiscal year 2025, other than:

•Two Form 4s filed for the Company's former General Counsel, Chief Compliance Officer and Secretary, Kerissa Hollis, on March 24, 2025 and April 3, 2025, respectively, incorrectly omitted a grant of 3,186 restricted stock units granted on October 1, 2024 due to an administrative error. Ownership of the restricted stock units was reflected on the Form 4 filed May 14, 2025.

Executive Compensation

The following tables and related narrative present the compensation of our NEOs for 2025, 2024 and 2023, as applicable, and should be read together with the Compensation Discussion and Analysis above. This discussion contains forward looking statements that are based on our current plans and expectations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

This section describes the material elements of the compensation awarded to, earned by, or paid to our Executive Chairman and Chief Executive Officer, Charles Youakim, Paul Paradis, our Executive Director and President, Karen Hartje, our former Chief Financial Officer, and Amin Sabzivand, our Chief Operating Officer, for our fiscal years ended December 31, 2025, 2024, and 2023, as applicable. These executives are collectively referred to in this “Executive Compensation” section as our named executive officers ("NEOs").

Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during each of the fiscal years ending December 31, 2025, 2024 and 2023 by each of our NEOs.

Name and principal position	Year	Salary	Bonus		Stock awards(1)(2)	Option awards(1)(2)	Nonequity incentive plan compensation(3)	All other compensation(4)	Total ($)
Charles Youakim, Executive Chairman and Chief Executive Officer	2025	$548,653	$55,157	(5)	$—	$—	$496,408	$185	$1,100,403
	2024	536,510	—		463,920	682,642	540,750	291	2,224,113
	2023	514,423	—		1,168,691	—	260,000	325	1,943,439
Paul Paradis, Executive Director and President	2025	370,994	18,649	(5)	—	—	167,833	21,002	578,478
	2024	362,783	—		914,560	—	274,238	20,714	1,572,295
	2023	351,923	—		719,739	—	140,000	13,135	1,224,797
Karen Hartje, former Chief Financial Officer	2025	303,987	—		—	—	—	41,135	345,122
	2024	342,058	—		914,560	—	155,000	20,816	1,432,434
	2023	327,884	—		577,412	—	85,000	20,018	1,010,314
Amin Sabzivand, Chief Operating Officer	2025	368,955	218,778	(5)	463,920	—	169,007	21,000	1,241,660
	2024(6)	344,000	—		2,638,747	—	475,500	16,950	3,475,197
(1)Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of options, restricted stock units (“RSUs”) and unrestricted stock earned by each executive officer during fiscal years 2025, 2024 and 2023. The options, RSUs and unrestricted stock were granted under the 2021 Equity Incentive Plan, disregarding the effects of estimated forfeitures.
(2)The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the applicable officer upon the sale of any of the underlying shares of common stock. Stock award amounts disclosed for 2024 include unrestricted stock earned for the fiscal year 2024 and issued March 20, 2025 under the Profit-sharing Incentive Plan ("PSIP"), totaling $463,920 for Mr. Youakim, $231,960 for both Mr. Paradis and Ms. Hartje, and $932,247 for Mr. Sabzivand.
(3)Amounts reported represent PSIP cash awards earned by the respective officer.

(4)Amounts primarily reflect the value of matching contributions made by the Company in 2023, 2024 and 2025 under its 401(k) retirement plan, as well as other fringe benefits. 401(k) matching contributions for Mr. Paradis were $12,810, $20,700, and $21,000 for 2023, 2024, and 2025, respectively. 401(k) matching contributions or Ms. Hartje were $19,693, $20,812, and $21,000 for 2023, 2024, and 2025, respectively. In addition, all other compensation for Ms. Hartje in 2025 includes $20,000 of compensation earned under the November 1, 2025 consulting agreement between Ms. Hartje and the Company. 401(k) matching contributions for Mr. Sabzivand totaled $16,950 and $21,000 in 2024 and 2025, respectively.
(5)Represents discretionary cash bonuses approved by the Compensation Committee, as described under ‘Compensation Discussion and Analysis—Bonuses.’
(6)Mr. Sabzivand has been identified as an additional named executive officer for fiscal year 2024. The Company is providing Mr. Sabzivand's 2024 compensation information in this 2026 proxy statement to supplement the executive compensation disclosure contained in the Company's 2025 proxy statement.

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to our named executive officers during fiscal year 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards⁽¹⁾			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(5)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Charles Youakim	2/6/2025	386,096	551,565	689,456	—	—
Paul Paradis	2/6/2025	130,537	186,482	233,102	—	—
Karen Hartje	2/6/2025	123,701	176,715	220,894	—	—
Amin Sabzivand	2/6/2025	131,450	187,785	234,731	—	—
	3/20/2025		—	—	12,000	463,920
(1)Represents potential payouts under the 2025 PSIP. Each named executive officer's award equals his or her target opportunity (100% of annual base salary for Mr. Youakim and 50% for each other named executive officer) multiplied by a payout percentage of 70% to 125%. The payout percentage is determined by the level of 2025 Adjusted Pre-Bonus Net Income achieved, as described under "Compensation Discussion and Analysis—Bonuses." Actual amounts earned for 2025 (90% of target) are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Discretionary bonuses are not plan-based awards and are not reflected in this table. Ms. Hartje’s 2025 PSIP award was forfeited upon her departure.
(2)Represents the payout at 70% of target, which applies if Adjusted Pre-Bonus Net Income is positive but less than $100.0 million. No award is payable if Adjusted Pre-Bonus Net Income is zero or negative.
(3)Represents the payout at 100% of target, which applies if Adjusted Pre-Bonus Net Income is between $140.0 million and $154.9 million.
(4)Represents the maximum payout of 125% of target, which applies if Adjusted Pre-Bonus Net Income is $155.0 million or greater.
(5)Represents the grant date fair value of 12,000 time-based RSUs granted to Mr. Sabzivand on March 20, 2025, computed in accordance with ASC Topic 718 ($38.66 per share). The RSUs have a four year vesting term, whereby 25% vest on March 20, 2026 and subsequently in equal quarterly installments thereafter.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table sets forth information regarding outstanding option awards and unvested stock awards held by each of the named executive officers on December 31, 2025.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Charles Youakim	78,954	—	—	5.32	(1)	7/27/2029	98,688	(3)	6,264,714	—	—
	24,306	40,512	—	11.38	(2)	4/1/2034	—		—	—	—
Paul Paradis	78,954	—	—	5.32	(1)	7/27/2029	59,208	(3)	3,758,524	—	—
	—	—	—	—		—	37,500	(4)	2,380,500	—	—
Karen Hartje(9)	—	—	—	—		—	—		—	—	—
Amin Sabzivand(10)	6,930	—	—	5.23	(5)	4/7/2030	29,610	(6)	1,879,643	—	—
	—	—	—	—		—	93,750	(7)	5,951,250	—	—
	—	—	—	—		—	12,000	(8)	761,760	—	—

(1)Reflects stock options that vested as to 25% of the shares subject to the award on the one-year anniversary of the date of grant (July 27, 2020), with the remaining shares vesting in equal monthly installments over a 36-month period thereafter.
(2)Reflects Long-term Incentive Plan options issued to Mr. Youakim on April 1, 2024 under the Company's LTIP program. The options vest over a four-year period, with 25% of the award vesting on April 1, 2025 and the remaining vesting on a quarterly basis thereafter.
(3)Reflects Long-term Incentive Plan awards issued on June 14, 2023 for Messrs. Youakim and Paradis. The awards, in the form of Restricted Stock Units, vest over a four-year period, with 25% of the award vesting on January 1, 2024 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $63.48, the closing trading price of our common stock on December 31, 2025.
(4)Reflects Long-term Incentive Plan awards issued on April 1, 2024 to Mr. Paradis in the form of Restricted Stock Units. The awards vest over a four-year period, with 25% of the award vesting on April 1, 2025 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $63.48, the closing trading price of our common stock on December 31, 2025.
(5)Reflects stock options that vested as to 25% of the shares subject to the award on the one-year anniversary of the date of grant (April 7, 2021), with the remaining shares vesting in equal quarterly installments over a 36-month period thereafter.
(6)Reflects Long-term Incentive Plan awards issued on April 10, 2023 to Mr. Sabzivand in the form of Restricted Stock Units. The awards vest over a four-year period, with 25% of the award vesting on January 1, 2024 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $63.48, the closing trading price of our common stock on December 31, 2025.
(7)Reflects Long-term Incentive Plan awards issued on April 1, 2024 to Mr. Sabzivand in the form of Restricted Stock Units. The awards vest over a four-year period, with 25% of the award vesting on April 1, 2025 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $63.48, the closing trading price of our common stock on December 31, 2025.
(8)Reflects Long-term Incentive Plan awards issued on March 20, 2025 to Mr. Sabzivand in the form of Restricted Stock Units. The awards vest over a four-year period, with 25% of the award vesting on March 20, 2026 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $63.48, the closing trading price of our common stock on December 31, 2025.
(9)All unvested RSUs were forfeited by Ms. Hartje on October 31, 2025.
(10)To supplement the executive compensation disclosure in the Company’s 2025 proxy statement, at which time the Company was treated as an emerging growth company, as of December 31, 2024, Mr. Sabzivand held exercisable options to purchase 60,930 shares of common stock, consisting of 6,582 shares at an exercise price of $0.3167 per share and 54,348 shares at an exercise price of $5.23 per share, and 208,374 unvested RSUs with an aggregate market value of $8,882,984, based on the closing price of the Company’s common stock of $42.63 per share on December 31, 2024.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by, and stock awards that vested for, each of our named executive officers during the fiscal year ended December 31, 2025.

Name	Option Awards: Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Stock Awards: Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles Youakim	—	—	78,948	4,365,395
Paul Paradis	—	—	69,870	3,697,671
Karen Hartje	414,588	29,288,128	54,084	2,824,735
Amin Sabzivand	54,000	7,937,244	85,014	4,439,552
(1)Represents the difference between the closing price of our common stock on the date of exercise and the exercise price, multiplied by the number of shares acquired.
(2)Represents the number of restricted stock units that vested during 2025 multiplied by the closing price of our common stock on the vesting date, before withholding of shares for taxes. Excludes unrestricted shares issued on March 20, 2025 in payment of 2024 PSIP awards, which were reported in the Stock Awards column of the Summary Compensation Table for 2024.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is entitled to severance and other benefits upon a termination of employment in certain circumstances, as described below. The employment of our named executive officers may be terminated: (i) at any time upon mutual written agreement of the parties; (ii) by us immediately and without prior notice for “cause” (as defined in the named executive officer’s employment agreement); (iii) immediately upon death or disability; (iv) by us other than for cause with advance written notice of at least 12 months (six months, in the case of Ms. Hartje and Mr. Sabzivand); or (v) by the named executive officer, other than due to death or disability, with advance written notice of at least 12 months (six months, in the case of Ms. Hartje and Mr. Sabzivand). In lieu of providing the written notice described above, the Company may elect to make a payment to the named executive officer equal to the regular compensation that the named executive officer would have earned over the applicable notice period. Any notice period compensation (including pay in lieu or pay during the period of notice) may be conditioned on the named executive officer executing a release agreement, in a form acceptable to the Company.

In addition, pursuant to applicable award agreements, in the event that a named executive officer’s employment is terminated by the Company in connection with, or within the three-year period following, a change of control (as defined in the applicable equity plan or award agreement), all stock options and restricted stock units held by the named executive officer under the Company’s equity plans will immediately vest and become exercisable.

The following table quantifies the estimated payments and benefits that would have been provided to each of our named executive officers (other than Ms. Hartje) under the arrangements described above, assuming the applicable triggering event occurred on December 31, 2025, the last business day of our fiscal year, and, where applicable, a closing price of our common stock of $63.48 on that date. The amounts shown are estimates; actual amounts would depend on the circumstances at the time of any actual event.

Name / Benefit	Termination by Company Without Cause or by Executive with Notice ($)	Death or Disability ($)	Termination in Connection with or within 3 Years Following a Change in Control ($)	Termination for Cause ($)
Charles Youakim:
Pay in lieu of 12 months’ notice	551,565	—	551,565	—
Accelerated vesting of stock options/RSUs(1)	—	—	8,375,389	—
Total	551,565	—	8,926,954	—
Paul Paradis:
Pay in lieu of 12 months’ notice	372,963	—	372,963	—
Accelerated vesting of RSUs(2)	—	—	6,139,024	—
Total	372,963	—	6,511,987	—
Amin Sabzivand:
Pay in lieu of 6 months’ notice	187,785	—	187,785	—
Accelerated vesting of RSUs(3)	—	—	8,592,653	—
Total	187,785	—	8,780,438	—

(1)Represents the intrinsic value of 40,512 unvested stock options with an exercise price of $11.38, based on a closing price of $63.48. In addition, includes 98,688 unvested restricted stock units multiplied by $63.48.
(2)Represents 96,708 unvested restricted stock units multiplied by $63.48.
(3)Represents 135,360 unvested restricted stock units multiplied by $63.48.

Former Chief Financial Officer

Ms. Hartje ceased to be an employee on October 31, 2025 and served as Chief Financial Officer through January 31, 2026 under a consulting agreement dated November 1, 2025 providing for a fee of $10,000 per month, of which $20,000 was earned in 2025 and is reported in the All Other Compensation column of the Summary Compensation Table. She did not receive severance or pay in lieu of notice, and her 76,980 unvested restricted stock units were forfeited upon her transition to consultant status.

Equity Compensation Plan Information

Each of our 2016 Employee Stock Option Plan (the “2016 Plan”), our 2019 Equity Incentive Plan (as amended, the “2019 Plan”) and our 2021 Equity Incentive Plan (the “2021 Plan”) were approved by our stockholders in due course. The following table sets forth aggregated information with respect to the 2016 Plan, the 2019 Plan and the 2021 Plan as of December 31, 2025:

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	1,565,329	(1)	$16.42	(2)	1,628,878	(3)
Equity compensation plans not approved by security holders	None		N/A		None
Total	1,565,329		$16.42		1,628,878
(1)Includes 4,446 shares issuable upon exercise of outstanding options under the 2016 Plan. Includes 355,885 shares issuable upon exercise of outstanding options under the 2019 Plan. Includes 78,984 shares issuable upon exercise of outstanding options and 1,126,014 shares issuable upon the vesting and settlement of outstanding RSUs under the 2021 Plan.
(2)Reflects the weighted-average exercise price of outstanding options (weighted exclusive of shares to be issued in settlement of outstanding RSUs). There is no exercise price for outstanding RSUs.
(3)Pursuant to the adoption of the 2021 Plan, no more awards may be made under the 2016 and 2019 Plans. A total of 3,947,370 shares were initially reserved under the 2021 Plan, which total is subject to increase on January 1st of each year from 2022 to 2031 by the lesser of (i) 4 percent of the number of shares of stock outstanding as of the close of business on the immediately preceding December 31st and (ii) the number of shares of stock determined by the Board on or prior to such date for such year. The Share Pool of 7,667,542 shares described above represents the cumulative shares authorized under the 2021 Plan, including shares previously issued or subject to outstanding awards.

Pay Versus Performance

The following table sets forth information regarding the compensation of our named executive officers ("NEOs"), together with the financial performance of the Company over such years, as calculated in accordance with Item 402(v) of Regulation S-K.

The amounts shown as "compensation actually paid" do not reflect the actual value of cash compensation and equity awards received by our NEOs, but rather, is a calculation prescribed by SEC rules that includes, among other things, the year-over-year changes in the "fair value" of unvested equity-based awards. The resulting values may differ significantly from the values reported in our Summary Compensation Table.

	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:
Year(1)					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income (in thousands)	Adjusted Pre-Bonus Net Income (in thousands)(6)
2025	$1,100,403	$5,504,512	$721,753	$1,940,248	$3,565	$181	$133,130	$126,503
2024	2,224,113	11,513,249	2,159,975	8,011,836	2,394	180	78,522	56,012
2023	1,943,439	2,058,886	1,117,556	1,163,004	192	134	7,098	7,986
(1)For all years presented, our principal executive officer ("PEO") was Charles Youakim. Our non-PEO NEOs were, for 2025 and 2024, Karen Hartje, Paul Paradis, and Amin Sabzivand, and for 2023, Karen Hartje and Paul Paradis.
(2)Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for our non-PEO NEOs.
(3)Compensation actually paid represents the Summary Compensation Table total compensation adjusted as required by Item 402(v)(2)(iii) of Regulation S-K. A reconciliation of the adjustments for our PEO and our non-PEO NEOs is set forth following the footnotes to this table.
(4)Pursuant to Item 201(e) of Regulation S-K, the comparison assumes $100 was invested on December 30, 2022, and that dividends were reinvested during the measurement period. Our common stock was listed on the Nasdaq Capital Market in August 2023; before that date it traded on the Australian Securities Exchange ("ASX") in the form of CHESS Depositary Interests ("CDIs"), each representing one share of common stock. The starting value is based on the ASX closing price of our CDIs on December 30, 2022, converted to U.S. dollars at the Reserve Bank of Australia exchange rate on that date and adjusted for our 1-for-38 reverse stock split (May 2023) and 6-for-1 stock split (March 2025). Year-end values thereafter are based on Nasdaq closing prices. We have not paid dividends during the measurement period. Historical stock price performance is not necessarily indicative of future stock price performance.
(5)Peer group total shareholder return reflects the cumulative total return of the KBW Nasdaq Financial Technology Index (total return version, ticker KFTXT), a published industry index, assuming an initial investment of $100 in the index at the close of trading on December 30, 2022, and that dividends were reinvested during the measurement period. Peer group total shareholder return is calculated over the same measurement periods as our total shareholder return. We selected this index because it is an independently maintained index of U.S.-listed financial technology companies, which we believe provides a meaningful comparison for our business.
(6)Adjusted Pre-Bonus Net Income is a non-GAAP financial measure, computed as GAAP pre-tax income plus PSIP bonus expense accrued for the year, tax-effected at an assumed rate of 25%. For 2025, GAAP pre-tax income of $162.9 million plus PSIP expense of $5.8 million, less assumed taxes of $42.2 million, equaled Adjusted Pre-Bonus Net Income of $126.5 million. Because the measure applies an assumed tax rate, it may be lower than GAAP net income.

Reconciliation of Compensation Actually Paid Adjustments

	2025		2024		2023
	PEO	Average Non-PEO NEOs(8)	PEO	Average Non-PEO NEOs(8)	PEO	Average Non-PEO NEOs(8)
Summary Compensation Table ("SCT") Total(1)	$1,100,403	$721,753	$2,224,113	$2,159,975	$1,943,439	$1,117,556
Minus: Stock award values reported in SCT(2)	—	(154,640)	(463,920)	(1,489,289)	(1,168,691)	(648,576)
Minus: Option award values reported in SCT(2)	—	—	(682,642)	—	—	—
Plus: Year-end fair value of outstanding and unvested equity awards granted in fiscal year(3)	—	253,920	2,616,901	3,836,997	1,080,009	540,004
Plus/(Minus): Change in fair value of outstanding and unvested equity awards granted in prior fiscal years(4)	2,869,729	1,528,864	6,965,694	3,084,989	—	—
Plus: Vesting date fair value of equity awards granted and vested during the fiscal year(5)	—	—	—	—	198,562	148,454
Plus/(Minus): Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested during the fiscal year(6)	1,534,380	684,321	853,103	419,164	5,567	5,566
Minus: Fair value at the end of prior years of equity awards granted in prior years that were forfeited during the fiscal year(7)	—	(1,093,970)	—	—	—	—
Compensation Actually Paid	$5,504,512	$1,940,248	$11,513,249	$8,011,836	$2,058,886	$1,163,004

(1)With respect to the PEO, amounts shown represent Total Compensation reported in the Summary Compensation Table. With respect to the non-PEO NEOs, amounts shown represent averages.
(2)Represents the grant date fair value of the equity awards granted during the applicable year, computed in accordance with the methodology used for financial reporting purposes.
(3)Represents the fair value as of the applicable year-end on outstanding and unvested equity awards granted during such year, computed in accordance with the methodology used for financial reporting purposes.
(4)Represents the change in fair value during the applicable year of each equity award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the applicable fiscal year, computed in accordance with the methodology used for financial reporting purposes, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the applicable fiscal year.
(5)Represents the fair value at vesting of equity awards that were granted and vested during the applicable fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(6)Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each equity award that was granted in a prior fiscal year and that vested during the applicable fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(7)Represents the fair value as of the last day of the prior fiscal year of the equity awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the applicable fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(8)See footnote 1 in the pay versus performance table above for the NEOs included in the average.

Relationship Between Pay and Performance

The following graphs illustrate the relationship between the Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our other NEOs, and our cumulative total shareholder return, net income, and adjusted pre-bonus net income, our Company-Selected Measure, for fiscal years 2023, 2024, and 2025, as well as the relationship between our cumulative total shareholder return and the cumulative total shareholder return of our peer group over the same period.

Because our executive compensation program rewards our named executive officers primarily through long-term incentives in the form of stock option and restricted stock unit awards, Compensation Actually Paid ("CAP"), as calculated in accordance with Item 402(v) of Regulation S-K, is driven predominantly by the year-over-year change in the fair value of equity awards that are outstanding and unvested at fiscal year-end, or that vest during the covered year. As a result, CAP is highly sensitive to movements in our share price and to the timing of annual grants, vesting events, and any forfeitures, and may diverge materially from the totals reported in the Summary Compensation Table in any given year.

As of December 31, 2023, 2024, and 2025, the value of a $100 initial fixed investment on December 30, 2022, the last trading day of fiscal year 2022, was $192 (return of 92%), $2,394 (return of 2,294%) and $3,565 (return of 3,465%), respectively. Because our common stock was not listed on the Nasdaq Capital Market until August 2023, the starting value is based on the closing price of our CDIs on the ASX, as described in footnote 4 to the table above. Over the same period, the value of a $100 initial fixed investment in the KBW Nasdaq Financial Technology Index (total return), which we use as our peer group for this purpose, was $134 (return of 34%), $180 (return of 80%) and $181 (return of 81%), respectively. Our cumulative total shareholder return exceeded that of our peer group as of the end of each year in the measurement period. Our net income grew from $7.1 million in 2023 to $78.5 million in 2024, and $133.1 million in 2025. Adjusted Pre-Bonus Net Income, which we have identified as the most important financial performance measure used to link CAP to Company performance for 2025, and which is the primary measure used to fund our annual profit-sharing incentive plan, grew from $8.0 million in 2023 to $56.0 million in 2024 and $126.5 million in 2025. In 2023, CAP paid to our PEO, totaling $2.1 million, was generally in line with the Summary Compensation Table total of $1.9 million; similarly, the average CAP paid to our non-PEO NEOs totaled $1.2 million, generally in line with the Summary Compensation Table total of $1.1 million. CAP paid to our PEO and the average CAP paid to our non-PEO NEOs were meaningfully higher than the corresponding Summary Compensation Table totals in 2024 and 2025, reflecting continued appreciation in the fair value of previously granted unvested equity. CAP increased substantially from 2023 to 2024, consistent with the increase in our share price, net income, and adjusted pre-bonus net income over that period. From 2024 to 2025, however, CAP declined from $11.5 million to $5.5 million for our PEO and from $8.0 million to $1.9 million on average for our non-PEO NEOs. We believe this year-over-year decline reflects measurement dynamics specific to the CAP framework rather than a deterioration in Company performance, as Adjusted Pre-Bonus Net Income more than doubled over the same period: (i) aside from Mr. Sabzivand, no new equity awards were granted to our named executive officers during fiscal 2025, so CAP for 2025 included a smaller "year-end fair value of awards granted in the covered year" component; (ii) following significant vesting activity during 2024, the population of prior-year unvested awards subject to mark-to-market adjustment in 2025 was smaller than in 2024, producing a smaller absolute-dollar fair-value change notwithstanding further share-price appreciation; and (iii) the average CAP paid to our non-PEO NEOs in 2025 was reduced by the approximately $1.1 million deduction associated with the forfeiture of unvested equity held by our former Chief Financial Officer upon her transition to consultant status on October 31, 2025.

Viewed over the full three-year measurement window, we believe CAP is generally reflective of our cumulative Total Shareholder Return, including our performance relative to our peer group, net income, and our adjusted pre-bonus net income, and reflects the intended linkage between long-term stockholder value creation and the realized and realizable compensation of our named executive officers. Because our equity grant cadence and the accounting-based fair-value methodology can introduce year-to-year volatility — including from one-time grants, the cliff vesting of sizable prior-year awards, and forfeitures — we believe the relationship between CAP and Company performance is best evaluated on a multi-year basis rather than on the basis of a single year's movement.

Sezzle and Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($ in thousands)
Total Shareholder Return ($)
$20,000
$15,000
$10,000
$5,000
$—
$2,500
$—
$(2,500)
$3,565
$2,394
$192
$180
$181
$134
$11,513
$8,012
$5,505
$2,059
$1,163
$1,940
2023
2024
2025
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs
Sezzle Total Shareholder Return
KBW Nasdaq Financial Technology Index (total return) Total Shareholder Return

Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($ in thousands)
Net Income ($ in thousands)
$20,000
$15,000
$10,000
$5,000
$—
$150,000
$100,000
$50,000
$—
$133,130
$11,513
$78,522
$8,012
$5,505
$7,098
$2,059
$1,163
$1,940
2023
2024
2025
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs
Net Income

Adjusted Pre-Bonus Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($ in thousands)
Adjusted Pre-Bonus Net Income ($ in thousands)
$20,000
$15,000
$10,000
$5,000
$—
$150,000
$100,000
$50,000
$—
$7,986
$2,059
$1,163
$11,513
$56,012
$8,012
$126,503
$5,505
$1,940
2023
2024
2025
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs
Adjusted Pre-Bonus Net Income

Tabular List of Performance Measures

In accordance with Item 402(v) of Regulation S-K, the following are the financial measures that we have determined to represent the most important performance measures used to link our performance to Compensation Actually Paid for both the PEO and the non-PEO named executive officers for the most recent fiscal year.

Most Important Measures to Determine Fiscal Year 2025 Compensation Actually Paid
Adjusted Pre-Bonus Net Income
Stock Price

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 29, 2026, information regarding beneficial ownership of shares of our common stock by the following:

•each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
•each of our directors;
•each of our Named Executive Officers; and
•all current directors and executive officers, as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable by November 28, 2026. The officers, directors and principal stockholders supplied the information for this table. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information given to us by each of them, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 33,783,402 shares of our common stock outstanding on September 29, 2026. Unless otherwise indicated, we deem shares subject to options that are exercisable by, and shares issuable upon the vesting of restricted stock units by, November 28, 2026 to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. Unless otherwise indicated on the table, the address of each of the individuals named below is: c/o Sezzle Inc., 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402, USA.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
BlackRock Inc.(1)	2,415,350	7.1%

Directors and Executive Officers
Lee Brading(2)	272,756	*
Kyle Brehm(3)	22,539	*
Stephen East(4)	9,490	*
Karen Hartje(5)	33,661	*
Bryan Hunt(6)	3,050	*
Paul Paradis(7)	1,151,784	3.4%
Amin Sabzivand(8)	138,135	*
Charles Youakim(9)	13,365,422	39.4%
All current directors and executive officers	14,963,176	43.9%
*     Less than 1.0%
(1)Based solely on information contained in a Schedule 13G filed with the SEC on January 21, 2026. Of the shares of common stock beneficially owned, BlackRock Inc. reported that it has sole voting power over 2,389,968 shares and sole dispositive power over 2,415,350 shares. The principal business office of BlackRock Inc. is located at 50 Hudson Yards, New York, NY 10001.
(2)Mr. Brading serves as the Chief Financial Officer of the Company. Shares include options to purchase 31,584 shares of common stock and 3,966 restricted stock units that vest by November 28, 2026.
(3)Mr. Brehm serves as a director of the Company. Shares include 22,353 shares held by Mr. Brehm directly or through family trusts. Shares also include 186 restricted stock units that vest by November 28, 2026.
(4)Mr. East serves as a director of the Company. Shares include 186 restricted stock units that vest by November 28, 2026.
(5)Ms. Hartje ceased serving as Chief Financial Officer on January 31, 2026. Share information is based on her last Section 16 filing on November 14, 2025 and Company records.
(6)Mr. Hunt serves as a director of the Company.
(7)Mr. Paradis serves as an Executive Director and President of the Company. Shares include 1,057,242 shares held by Mr. Paradis directly or through related entities (over which Mr. Paradis retains dispositive control) and family trusts. Shares also include options to purchase 78,954 shares of common stock and 15,588 restricted stock units that vest by November 28, 2026.
(8)Mr. Sabzivand serves as the Chief Operating Officer of the Company. Shares include 15,300 restricted stock units that vest by November 28, 2026.
(9)Mr. Youakim serves as the Board Chairman and Chief Executive Officer of the Company. Shares include 13,226,222 shares held by Mr. Youakim directly or through related entities (over which Mr. Youakim retains dispositive control). Shares include options to purchase 119,466 shares of common stock and 19,734 restricted stock units that vest by November 28, 2026. Mr. Youakim has pledged 11,863,600 shares as collateral to secure personal indebtedness.

Certain Relationships and Related-Party Transactions

Transactions

Except as described below, none of our directors, executive officers, beneficial owners of more than 5% of our shares of common stock or their immediate family members has or has had any material interest in any transaction in which the Company is a participant since the beginning of the last fiscal year that would require disclosure under Item 404(a) of Regulation S-K.

Nicholas Paradis, the brother of our director and president Paul Paradis, was an employee of the Company throughout 2025. His total compensation for the year ended December 31, 2025, between annual base salary, vesting of restricted stock units and other Company benefits including a 401(k) match, was approximately $283,800. Further, David Myos, the brother-in-law of our Chairman and Chief Executive Officer Charles Youakim, was an employee of the Company throughout 2025. His total compensation for the year ended December 31, 2025, between annual base salary and other Company-sponsored benefits including a 401(k) match, was approximately $197,000. The compensation of each of these employees was established in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and tenure.

Policies and Procedures for Review and Approval of Related Party Transactions

The charter of our Board of Directors includes a written policy and procedure for related party transactions, which requires prompt disclosure of any circumstances giving rise to a reasonable possibility of conflict between a director’s personal or business interests, the interests of any person associated with them, or their duties to any other company on the one hand, and our interests or their duties to us on the other hand. Our Audit and Risk Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our shares of common stock, immediate family members of the foregoing persons and any other persons whom the Board of Directors determines may be considered related parties of us, has or will have a direct or indirect material interest. Transactions with related parties will also be subject to shareholder approval to the extent required by Nasdaq.

Since the beginning of the last fiscal year, all related party transactions were reviewed in accordance with the above procedures.

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain officers. Each indemnification agreement provides that, subject to certain exceptions and limitations set forth therein, we will indemnify and advance certain expenses to the director or executive officer to the fullest extent, and only to the extent, permitted by applicable law in effect as of the date of the agreement and to such greater extent as applicable law may thereafter from time to time permit. The form of indemnification agreement is filed as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Questions and Answers About the Proxy Materials and Voting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Questions About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting of Stockholders of the Company will be held virtually on Thursday, November 19, 2026 at 2:00 PM, U.S. Eastern Time.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast.

You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/M5GSLDV. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 2:00 PM, U.S. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-866-595-6048 or International +1 781-575-2798.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares of record through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Sezzle holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., US Eastern Time, on November 16, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:
Computershare
Sezzle Inc. Legal Proxy
P.O. Box 43006
Providence, RI 02940-3006

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, you are invited to vote on the following proposals:

Proposal 1.Election of our current directors, Kyle Brehm, Stephen East, Bryan Hunt, Paul Paradis, and Charles Youakim;
Proposal 2.Ratification of Independent Accounting Firm Selection; and
Proposal 3.Advisory vote to approve executive compensation.

A detailed explanation of each proposal is contained in the proxy statement.

What constitutes a quorum?

The holders of a majority of the shares of stock issued and outstanding and entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum.

Questions About Voting

Who is entitled to vote at the Annual Meeting?

If you were a stockholder, either as a Stockholder of Record or as the beneficial owner of Common Stock, at 5:00 pm on September 29, 2026 US Eastern Time (the "Record Date"), you are invited to attend the Annual Meeting and may vote your shares at the Annual Meeting.

As of the Record Date, there were 33,783,402 shares of common stock outstanding, all of which were entitled to vote with respect to the items of business at the Meeting. Each holder of common stock has one vote for each share of common stock held on the Record Date. A list of stockholders of record entitled to vote will be available for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days ending on the day before the meeting, at our principal executive offices located at 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402.

How do I vote my Common Stock?

If you are a Stockholder of Record, there are three ways to vote:
(a)by completing, signing and returning the proxy card in accordance with its instructions;
(b)in person via the webcast at the Annual Meeting; or
(c)online in accordance with the instructions on the Proxy Form.
Valid proxies must be received by Computershare no later than 5:00pm (U.S. Eastern Time) on November 16, 2026.
If you hold your common stock as a Street Name Holder, you must vote your common stock in the manner prescribed by your broker, bank, or other holder of record, which is similar to the voting procedures for Stockholders of Record. You will receive a voting instruction form to use in directing the broker, bank, or other holder of record how to vote your common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election for the Annual Meeting.

What are "broker non-votes"?

A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Under NYSE rules, brokers will have discretionary authority to vote on Proposal 2, since it is considered a routine matter, and therefore we do not expect any broker non-votes on Proposal 2. However, brokers do not have discretionary authority to vote on Proposals 1 and 3 because they are considered non-routine matters. Therefore, if you hold your shares in street name, failing to provide voting instructions to your broker or other nominee with respect to Proposals 1 or 3 will result in broker non-votes.

What are the voting requirements and what are the Board's recommendations?

The following table details the voting requirements for each proposal being voted on at the Annual Meeting and the Board of Directors' recommendations:

Effect of
No.	Proposal	Board Recommendation	Required Vote	Abstentions	Broker Non-Votes
1	Election of Directors	FOR each director nominee	Plurality of the votes cast at the meeting.	No effect.	No effect.
2	Ratification of Independent Accounting Firm Selection	FOR	Majority of the shares represented at the meeting and entitled to vote on the matter.	Against.	No effect.
3	Advisory Vote to Approve Executive Compensation	FOR	Majority of the shares represented at the meeting and entitled to vote on the matter (advisory)	Against.	No effect.

Can I change my vote after submitting my proxy?

If you are a Stockholder of Record, you may change your vote at any time before the proxy is voted at the Meeting by:
(a)submitting a later-dated proxy online before commencement of the Meeting;
(b)sending a written notice of revocation to the Company, which must be received in a timely manner; or
(c)by attending the virtual Annual Meeting and voting online. Attendance at the virtual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote online at the Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following its instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

How can I find out the voting results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Questions About These Proxy Materials

Why am I receiving these materials?

You are receiving this proxy statement because the Board of Directors of Sezzle Inc. is soliciting proxies to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide you pursuant to the rules and regulations promulgated by the SEC and is intended to assist you in voting your shares.

Why did I receive a "Notice of Internet Availability of Proxy Materials," but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the "Notice and Access" approach permitted by rules of the SEC. This approach reduces our environmental impact and distribution costs, while providing a timely and convenient method of accessing the materials and voting. On October 9, 2026, we mailed a "Notice of Internet Availability of Proxy Materials" to participating shareholders containing instructions on how to access the proxy materials on the Internet. To request a free set of printed materials for this Annual Meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, phone or email.

What does it mean if I receive more than one set of proxy materials?

If you are receiving more than one set of the proxy materials, it means you hold Common Stock registered in more than one account. To ensure that all of your Common Stock are voted, please submit proxies for all of your Common Stock. If you wish to only receive a single set of each document, please contact our transfer agent, Computershare Investor Services, in writing at P.O. Box 43006, Providence, RI 02940-3006; or by telephone, in the U.S., Puerto Rico and Canada, 1-866-595-6048, and outside the U.S., Puerto Rico and Canada, 781-575-2798.

Questions About Other Matters

What is the difference between a Stockholder of Record and a Street Name Holder?

If you own shares registered directly in your name with our U.S. share registrar, Computershare Trust Company, N.A., you are considered the “Stockholder of Record” with respect to those shares. As a Stockholder of Record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, then the broker, bank, or other holder of record is considered to be the Stockholder of Record with respect to those shares, while you are considered the “beneficial owner” of those Shares. In that case, your shares are said to be held in "street name," and you are a “Street Name Holder” with respect to such shares. Street Name Holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other holder of record how to vote their shares using the method described below under the section of this Proxy Statement titled ‘How do I vote my Common Stock?'. Since a Street Name Holder is not the Stockholder of Record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can any other business be conducted at the Annual Meeting?

Yes. All matters brought before the Annual Meeting must be stated in the Notice or otherwise properly brought before the Annual Meeting by or at the direction of the Board, or by a Stockholder of Record entitled to vote at the meeting in compliance with our Bylaws. The Company and the Board are not aware of any properly submitted business to be acted upon at the Annual Meeting that is not set forth in this Notice. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will vote the shares they represent in their discretion.

Who is paying for this proxy solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to Street Name Holders.
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

What happens if the Annual Meeting is adjourned?

The Annual Meeting may be adjourned by the Chairman of the Annual Meeting for the purposes of, among other things, soliciting additional proxies. In the absence of a quorum of any class of stock entitled to vote on a matter, an adjournment may be made from time to time with the approval of the affirmative vote of the holders of a majority of outstanding shares of such class present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. The Company is required to notify stockholders of any adjournments of more than 30 days or if a new record date is fixed for the adjourned meeting. Except as described above, notice is not required for an adjourned meeting if the time, place and means of remote communication for the adjourned meeting are announced at the meeting at which the adjournment occurs. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting unless properly revoked. You will still be able to change or revoke your proxy until it is voted.

What is householding?

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Sezzle Inc., Attn: Investor Relations, 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402; telephone us at 651-240-6001; or email us at investorrelations@sezzle.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

When are stockholder proposals due for the 2027 Annual Meeting of Stockholders?

Proposals by stockholders, including director nominations, that are submitted for our 2027 annual meeting must satisfy the requirements set forth in our Bylaws and in applicable laws, rules, and regulations. A stockholder who wishes to have a proposal included in the Company's proxy materials for the 2027 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act") must have been received by our Secretary at 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402 no later than June 11, 2027.
To be timely under our Bylaws, a stockholder proposal made outside of Rule 14a-8 under the Exchange Act must be received by our Secretary at 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402, not earlier than the close of business on July 22, 2027 (Central Time), and no later than close of business on August 21, 2027 (US Central Time), which is not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to anniversary date of the prior year's annual meeting. However, if the date of our 2027 annual stockholders’ meeting is changed by more than 30 days from November 19, 2027, then the deadline for submitting a stockholder proposal will be no later than 10 days after the day on which the date of the 2027 annual meeting is first disclosed in a public announcement.
In addition to satisfying the deadlines in our Bylaws, any stockholder who intends to solicit proxies in support of director nominees other than our own must comply with the additional requirements of Rule 14a-19 under the Exchange Act. To the extent any information is required by Rule 14a-19 that is not required under our Bylaws, it must be received by September 20, 2027.
Notices of stockholder proposals and stockholder nominations for directors must comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the stockholders and our Company in this area, any stockholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, ET, on November 18, 2026.

Online
Go to **www.investorvote.com/SEZL** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/SEZL

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Sezzle Inc. 2026 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING:

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Kyle Brehm	☐	☐	02 - Stephen East	☐	☐	03 - Bryan Hunt	☐	☐
04 - Paul Paradis	☐	☐	05 - Charles Youakim	☐	☐			

	For	Against	Abstain
2. Ratification of the Audit & Risk Committee's selection of PricewaterhouseCoopers LLP as Sezzle Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2026 Annual Meeting Admission Ticket

**The 2026 Annual Meeting of Stockholders of Sezzle Inc.
will be held on Thursday, November 19, 2026 at 2:00 pm ET,
virtually via the Internet at meetnow.global/M5GSLDV.**

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.edocumentview.com/SEZL**

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SEZL

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Sezzle Inc.

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Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — November 19, 2026

The stockholder(s) hereby appoint(s) the Executive Chairman and Chief Executive Officer, Charles Youakim, as proxy with the power of substitution, and hereby authorize(s) him to represent and vote all the shares of Sezzle Inc. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 2:00 pm ET on November 19, 2026 or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the stockholder(s).

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2026 Annual Meeting of Stockholders other than the matters listed herein. However, if any other matters are properly brought before the annual meeting, the persons named in this proxy or their substitute, will vote upon such other matters in accordance with their best judgment. This proxy is revocable at any time prior to its use.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

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